UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Steel Dynamics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Steel Dynamics, Inc.®

Notice of 2022 Annual Meeting & Proxy Statement

March 21, 2022
To Our
Valued
Investors
On behalf of our Board of Directors, it is our privilege to invite you to attend the 2022 Annual Meeting for Steel Dynamics, Inc. to be held on Thursday, May 5, 2022 at 9:00am Eastern Time in the Fort Wayne Country Club, 5221 Covington Road, Fort Wayne, Indiana, 46804.
On behalf of everyone at Steel Dynamics, I thank our loyal customers, vendors, communities and shareholders for their continued support of our company. My heartfelt thanks to our extraordinary team members for your passion, innovation, and dedication to excellence. The entire Steel Dynamics team delivered an outstanding performance during 2021. Our strategic growth and market positioning over the last several years were integral to our performance. We achieved numerous milestones and performed at the top of our industry both operationally and financially.
On almost every measure, our 2021 performance was a record year. Our steel and steel fabrication operations achieved record product pricing and demand, increasing 2021 revenues to a record $18.4 billion. Each of our three primary operating platforms achieved record annual earnings, resulting in record consolidated operating income of  $4.3 billion and record net income of  $3.2 billion.
We generated record cash flow from operations of $2.2 billion during 2021. We ended 2021 with strong liquidity of  $2.4 billion, while at the same time meaningfully growing our business through significant organic growth investments, maintaining a positive cash dividend profile and executing on our share repurchase program. We have a firm foundation for our continued long-term, strategic growth and ongoing value creation.
Our performance is a testament to the passion, commitment and spirit of excellence that drives our teams. Across the company, our teams achieved best in-class performance, while maintaining a focus to keep each other healthy and safe. I am proud to work alongside each of them.
Based on our confidence in the consistency and strength of our cash generation capabilities, we have consistently grown our cash dividends to shareholders in alignment with our structural growth initiatives, maintaining a positive cash dividend growth profile. From 2017 to 2021, our cash dividend increased 86%, and based on our recent Sinton Steel Mill startup, we increased our first quarter 2022 cash dividend by an additional 31%, recognizing the increase in our through-cycle cash flow based on this transformational investment.
As an important and flexible shareholder distribution complement to our cash dividend, we also actively utilize our share repurchase programs in periods of exceptionally strong cash generation, taking into consideration our strategic growth strategy. As such, from 2016 to 2021, we repurchased $2.3 billion, or 24%, of our common stock, and in February 2022, our board of directors approved an additional share repurchase authorization of $1.25 billion.
Our Resources
Our commitment to all aspects of sustainability is embedded in our founding principles  —  valuing our people, our partners, our communities and our environment. These strategic principles drive long-term value creation for all of us.

2   2022 Proxy Statement | Steel Dynamics, Inc.

2021 was a record-breaking year at each of our three primary operating platforms thanks to the passion and dedication of our teams.

The health and safety of our people is our number one value and primary focus. Nothing surpasses the importance of each individual team member. Safety is an integral part of our culture, and we must collectively ensure every person is personally engaged in sustaining a safe workplace for themselves, their team members, and their families.
We are also committed to operating our business in an environmentally responsible manner and have been since our founding. We only use electric arc furnace (EAF) technology  —  which emits a fraction of the greenhouse gases (GHG) and uses a fraction of the energy of traditional steelmaking. We have always been, and continue to be, a leader in the production of sustainable, lower-carbon emission steel products. We encourage the use of new technologies and processes to reduce our impact on the environment, including a strategic focus on carbon emissions mitigation with a goal for our steel mills to be carbon neutral by 2050. Our sustainability strategy is an ongoing journey, and we plan to use our entrepreneurial, innovative spirit to continue to be a leader in the industry.
Voting Information
The following proxy materials are available on the Internet at: http://materials.proxyvote.com/858119 and at www.steeldynamics.com under the heading “Investors.”
The record date has been set as March 11, 2022 to determine shareholders entitled to receive notice of and to vote at the annual meeting. As permitted by the Securities and Exchange Commission’s (“SEC”) “notice and access” rules and to reduce the environmental impact of the distribution of materials to shareholders, we are making our proxy statement and annual report (which are not part of the proxy solicitation materials) available to most of our shareholders via the Internet rather than by mail. This letter and the accompanying Notice, proxy statement, and proxy card, for those receiving paper copies, as well as a Notice Regarding the Availability of Proxy Materials, with instructions for accessing the proxy materials and Annual Report on the Internet, is being first made available to shareholders on or about March 21, 2022.
Your vote is very important to us, and I encourage you to vote your shares. There are several ways in which you can vote your shares, including via the Internet, by telephone, or by signing, dating and returning your Proxy Card. Specific information about each of these voting methods can be found in the Proxy Statement under the heading “Voting Information”.
As we look to the future, we see opportunity. With our strong financial foundation, we are distinctively positioned to embrace the momentum from our current operations, while successfully executing current and future strategic growth initiatives.
Thank you for your trust.
Sincerely,
Mark D. Millett

Steel Dynamics, Inc. | 2022 Proxy Statement   3

Proxy
Statement
Summary
Meeting Information
Date & Time
Thursday, May 5, 2022
9:00am Eastern Time
Place
Fort Wayne Country Club
5221 Covington Rd
Fort Wayne, Indiana 46804

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider before voting. Therefore, please read this proxy statement in its entirety. To help you, we have provided page references to find further related details.
How to Vote

Internet	Telephone	Mail	In Person
www.proxyvote.com until 11:59 p.m. Eastern Time on May 4, 2022
By calling the number on your proxy until 11:59 p.m. Eastern Time on May 4, 2022
Completing, signing, and returning your proxy or voting instruction card before May 4, 2022
At the annual meeting: If you are a shareholder of record, we have a record of your ownership so we can accept your vote. If your shares are held in the name of a broker, nominee, or other intermediary, you must bring a proxy issued in your name from that record holder.
Record Date
March 11, 2022
Voting
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on the record date
Proposal Information
Election of Directors
Board Vote Recommendation FOR
Page Reference 30
Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors
Board Vote RecommendationFOR
Page Reference 42
Advisory Vote to Approve the Compensation of the Named
Executive Officers
Board Vote Recommendation FOR
Page Reference 69

Steel Dynamics, Inc. | 2022 Proxy Statement   5

Governance
Highlights
Board Composition
Our director nominees possess an effective mix of independence, tenure, experience, and skillset diversity.
8 of our 11 director nominees are independent. The average tenure is 6 years for independent directors.

Best Practices
We are committed to strong foundational principles of corporate governance, which we believe promote the long-term success of our business and maximize benefits for our teams, communities, investors, and other stakeholders.
Highlights of our governance framework include:
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Lead Independent Director

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Board Refreshment  —  Director Retirement Policy

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Ongoing succession planning and talent development for senior leadership and the Board

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Independent directors meet at least quarterly in executive session

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Code of Business Conduct and Ethics

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Diverse director backgrounds and perspectives

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Robust Stock Ownership Guidelines for Executive Officers and Directors

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All Board members attended at least 75% of Board and Committee meetings

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All directors stand for election annually

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Board committees consist of 100% independent directors

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Annual director evaluation process

6   2022 Proxy Statement | Steel Dynamics, Inc.

Board of Directors Matrix	Mark D. Millett (Founder)	Sheree L. Bargabos	Keith E. Busse (Founder)	Kenneth W. Cornew	Traci M. Dolan	James C. Marcuccilli	Bradley S. Seaman	Gabriel L. Shaheen	Luis M. Sierra	Steven A. Sonnenberg	Richard P. Teets, Jr. (Founder)
Age	62	66	79	57	64	71	62	68	58	69	66
Tenure	28	3	28	5	9	16	8	12	1	3	28
Independent Director		■		■	■	■	■	■	■	■
Number of other public company boards		1					1			2
Skills
Public Company Experience	■	■	■	■	■			■		■	■
Senior Executive Leadership	■	■	■	■	■	■	■	■	■	■	■
Accounting and Finance	■	■	■	■	■	■	■	■	■	■
Industry Focus	■		■								■
Operating/Manufacturing Experience	■	■	■	■					■	■	■
Strategic Initiatives	■	■	■	■	■	■	■	■	■	■	■
Risk Management	■		■	■	■	■	■	■		■
Health, Safety and Environmental	■	■	■	■					■	■	■
Information Technology/Cybersecurity				■	■	■
Demographics
Self-Identified Gender	M	F	M	M	F	M	M	M	M	M	M
Self-Identified Ethnicity	W	W	W	W	W	W	W	ME	H	W	W
F - Female      M - Male      W - White/Caucasian      H - Hispanic      ME - Middle Eastern
Steel Dynamics, Inc. | 2022 Proxy Statement   7

Effective
Investor
Engagement
Consistent investor outreach is fundamental to our commitment to communication and transparency with our shareholders. We are committed to engaging with our investors on topics of importance to both them and us. We regularly reach out to our investor base. Our discussions cover topics based on publicly available information, such as strategic near and long-term growth initiatives, capital allocation philosophy and execution, sound governance practices, performance-based compensation philosophy, sustainable business model, renewable energy and climate initiatives, and similar matters. This process aids our Board to ensure issues important to our investors are appropriately understood and considered.
In addition to our regular shareholder engagement, we engage annually with a number of large institutional investors with dedicated governance teams to better understand their policies and concerns regarding environmental, social, and governance (“ESG”) practices and other important matters. During 2021, we reached out to our top institutional investors representing 50% of our outstanding shares, and a large number of these institutions accepted our offer to engage with us.
We communicate with our shareholders through various methods, including in person meetings, virtual meetings, investors conferences, and investor roadshows. Additionally, members of our senior leadership and investor relations team provided an open forum to each investor to discuss and comment on any matters they wish to discuss, including ESG practices, our long-term growth strategy, and capital allocation philosophy.
This outreach initiative assists us and our Board to fully understand the perspectives of our investors with respect to our ESG practices and other matters of importance to them. We also consult the publicly available policies of our major investors to better understand their views on ESG and other matters of importance to them. These meetings provide senior leadership and the Board with valuable insights into our investors’ perspectives.

8   2022 Proxy Statement | Steel Dynamics, Inc.

Business
Highlights
Thank you to our extraordinary colleagues for your passion, innovation, dedication to each other, and to your spirit of excellence. We also thank our loyal customers, vendors, investors, and communities for your continued support.
Performance Highlights
We achieved numerous financial and operating records at each of our three primary operating platforms, resulting in record annual consolidated operating and financial performance. During 2021, we substantially completed our investment in our $2.0 billion new next-generation Southwest-Sinton Flat Roll Division, which has commenced production.

Steel Dynamics, Inc. | 2022 Proxy Statement   9

Sustainability
Sustainability is a part of our long-term value creation strategy. We are dedicated to our people, our communities, and our environment. We are committed to operating our business with the highest integrity and have been since our founding.
Our commitment to all aspects of sustainability is embedded in our founding principles  —  valuing our teams, our partners, our communities, and our environment. These strategic principles drive long-term value creation for all of our stakeholders.
Environmental Performance
In 2021, we announced environmental goals which laid out our near-term and long-term greenhouse gas (GHG) emissions and renewable electric energy targets. Our steelmaking operations already meet the 2050 intensity targets under the Paris Agreement and its 2°C scenario1. Additionally, we are aligned with the Science Based Targets Initiative (SBTi) as we plan for our steel mills to meet the SBTi “well below 2°C” scenario target for combined Scope 1 and 2 emissions intensity by at least 20302.

Our Roadmap to Carbon Neutral
1 Based on International Energy Agency recommendations for the steel sector
2 Based on the Iron & Steel Decarbonization Approach
3 Compared to our 2018 baseline
10   2022 Proxy Statement | Steel Dynamics, Inc.

We plan to continue to proactively address our environmental impact and to play a leadership role in innovative ways to reduce the impact of our operations on the environment.
We published our second comprehensive sustainability report in 2020, increasing disclosures and highlighting our strong environmental, social, and governance performance. We provided additional disclosures utilizing the Sustainability Accounting Standards Board’s (SASB) Iron & Steel Producers Standard, as well as the Global Reporting Initiative (GRI) framework.
During 2022, we published our sustainability update which provided updated and additional environmental and social data for 2020, as well as discussions on our key objectives and performance. Our sustainability reports and initiatives can be found at http://www.steeldynamics.com/Sustainability.
During 2022, we will publish our full sustainability report with plans to include disclosure consistent with the Task Force on Climate related Financial Disclosure (TCFD). We also expect to expand our disclosures by completing our first CDP Climate Change Questionnaire. Additionally, we plan to continue to report disclosures based on the Sustainability Accounting Standards Board and Global Reporting Initiative frameworks.

Steel Dynamics steel production is 100% EAF
1 Based on Scope 1 CO2 equivalent emissions reported to the U.S. EPA
2 World Steel Association
3 Institute of Scrap Recycling Industries
Steel Dynamics, Inc. | 2022 Proxy Statement   11

Health and Safety
The health and safety of our teams is and always will be our primary focus and core value. We want each individual to arrive at the workplace and return home safely each day  —  without injury. Health and safety is the first of our six pillars with a goal of zero  —  no accidents or injuries. This is achievable when we all work together.
The total recordable injury rate1 for each of our platforms was better than industry benchmarks during 2021:
During 2021, we continued to confront the global spread of COVID-19 with our team’s health and safety the primary objective and focus. We were proactive in early 2020 and implemented numerous practices and policies to protect our colleagues, many of which remain in place today. We will continue to monitor the situation and take every step to provide an environment that protects our people, their families, and our communities, while also serving our customers.
Inclusion and Diversity
Our people are the foundation of our success and are our most important resource. Our culture safeguards all people and requires each person to be treated fairly and with dignity. We have equal employment opportunity, no tolerance for harassment of any kind, respect for human rights, inclusion, and diversity  —  all of which focus on our expectations of treating every person with the utmost respect.
We recognize the value of having a business that reflects diversity of backgrounds and experiences. We work together as a unified team and respect each other as individuals. Our team-based compensation structure reinforces this philosophy. We strive to create a welcoming, open, and inclusive environment, ensuring the best ideas are heard and valued regardless of the position or the individual. We believe these ideals will continue to drive our success.
Our teams and colleagues represent the diversity of the communities where we live and work. Our employee population is representative of our industry and communities with 11% of our colleagues being female and 26% of our colleagues considered ethnically diverse. Additionally, of the eight individuals on our senior leadership team, one is female and one is ethnically diverse (Hispanic).

1 Total Recordable Injury Rate is defined as OSHA recordable incidents x 200,000 / hours worked.
2 Source: 2020 U.S. DOL Bureau of Labor Statistics
12   2022 Proxy Statement | Steel Dynamics, Inc.

Executive
Compensation
Highlights
During 2021, we maintained our highly levered company-wide performance-based compensation structure, which is foundational to our entire compensation philosophy. The Compensation Committee did not make any adjustments to the compensation measurements or objectives of our executive officers, nor were any discretionary bonuses awarded. Our pay for performance programs continued to be based on the objective, measurable criteria that were established on the grant dates.
During 2022, the Compensation Committee will measure and assess a number of environmental, social, and safety metrics for evaluation and potential inclusion as performance measures for influence in our future executive compensation program. Among others, these metrics are expected to align with our focus on safety and our environmental goals, which we published in 2021.
Best Practices
We are committed to sound compensation practices that encourage long-term value creation and effective, sustainable use of our resources, as highlighted by the following items:
■	Highly levered company-wide performance-based compensation	■	“Double-trigger” change-in-control payments and benefits
■	Strong shareholder say-on-pay support with 93% voting in favor during 2021	■	No excise tax gross ups
■	Robust stock ownership requirements for all executive officers	■	Prohibit hedging and a severe limitation on pledging of Company stock
■	Clawback policy regarding executive compensation	■	Independent compensation consultant retained by the Compensation Committee
Steel Dynamics, Inc. | 2022 Proxy Statement   13

Pay for Performance Philosophy
The following table summarizes the key elements of our executive compensation program:
Payout
Compensation Component	Performance- Based	Description	Cash	Equity
Base Salary		Set at a level we believe is necessary to recruit and retain the type of high-performing, entrepreneurial executives we seek to attract	■
Annual Incentive Plan	■	Provides for a mix of cash and equity compensation earned when our performance exceeds pre-established thresholds tied to a minimum return to investors and capped at a maximum percentage of base salary	■	■
Long-Term Incentive Plan	■	Equity compensation earned when our financial and operational performance, as measured by a number of comparable metrics, exceeds those of a pre-established set of our steel sector peers		■
Stock Appreciation Rights	■	Equity award with 3-year vesting, rewarding executives for share price appreciation	■
Restricted Stock Units		Equity awards which vest over a fixed time period. This broad-based program is for all full-time, non-union, U.S. colleagues (over 75% of our nearly 11,000 colleagues) that vest at the end of each two-year period. For our Named Executive Officers, they received awards that generally vest one-third after years 2, 3 and 4.		■
Key Elements of Our Compensation Program
The following summarizes the compensation mix for our CEO and the average of our other NEOs, with 84% of our CEO’s target compensation “at-risk” and 79% of our average NEO’s target compensation “at-risk”:
14   2022 Proxy Statement | Steel Dynamics, Inc.

General
Information
Voting Information
On March 11, 2022, there were 189,518,389 shares of common stock outstanding. A list of shareholders entitled to vote at the meeting is available at our corporate office and will also be available at the meeting. Each share is entitled to one vote on each matter properly brought before the meeting. The presence, in person or by proxy, of the holders of a majority of the shares that are entitled to vote at the Annual Meeting is necessary to constitute a quorum for all purposes and all proposals.
We realize that most of you will not be able to attend the meeting in person, but it is very important that your shares be voted. We can only take action at the Annual Meeting, with respect to a particular matter, if a quorum, or majority, of the total number of shares of common stock outstanding and entitled to vote on that matter is present at the Annual Meeting. Therefore, unless you intend to come to the Annual Meeting and vote in person, or you intend to vote via the Internet or by phone, we are asking for your proxy to authorize the persons named in the proxy to be present at the Annual Meeting, to represent you, and to vote your shares at the Annual Meeting in accordance with your instructions.
If your shares of common stock are registered in your name with our transfer agent, Computershare Trust Company, N.A., you are the ‘shareholder of record’. If your shares are registered in the name of a broker, bank, custodian, or other nominee, that person is the shareholder of record and you are considered the ‘beneficial owner’.
Meeting Information
Date & Time
Thursday, May 5, 2022 / 9:00am Eastern Time
Place
Fort Wayne Country Club
5221 Covington Road
Fort Wayne, Indiana 46804
Record Date
March 11, 2022
Voting
You are entitled to vote at the Annual Meeting if you were a shareholder of record at the close of business on the record date

Steel Dynamics, Inc. | 2022 Proxy Statement   15

Voting Shares Held in Your Name
(Shareholder of Record)
If you are the record owner, regardless of whether you have received a paper copy of these proxy materials or only a Notice, you may vote your shares according to one of the four methods listed under “How to Vote Your Shares.” If you choose to vote by mail using your proxy card, your “proxy”  —  that is, the persons named in your proxy card  —  will then vote your shares as you have directed. If you send in your proxy and do not revoke it, your shares will be voted in accordance with your instructions. If you do not specify how you want your shares voted with respect to one or more proposals, your shares will be voted FOR each proposal.
Voting Shares Held by Brokers, Banks, Custodians or Other Nominees (Beneficial Owners)
Most shareholders arrange to have their shares held by brokers, banks, custodians or other nominees. In such case, your name, as the actual beneficial owner, does not appear in our stock register. The broker first informs us how many of their clients are beneficial owners and we provide them with the number of sets of proxy materials and proxy cards for the broker to then forward those proxy materials to shareholders to obtain voting instructions. For this reason, if your shares are held by your broker, you should follow your broker’s instructions included on that form when you receive the proxy materials from your broker.
If you do not give your voting instructions to your broker, your broker may not be able to vote your shares. Under applicable rules of self-regulatory organizations governing brokers, your broker, bank, custodian or other nominee will only be able to vote your shares with respect to so-called items that are considered “discretionary.” Discretionary items are proposals considered routine under the rules of the New York Stock Exchange, so in such situations your broker may vote these shares even in the absence of your voting instructions. For the 2022 Annual Meeting, the only discretionary item is Proposal No. 2, the ratification of the selection of our independent registered public accounting firm.
Election of Directors
For purposes of the election of directors (Proposal No. 1), the eleven director nominees who receive the highest number of votes cast “for” the election of those directors will be elected. However, the Board has adopted a policy requiring that, in advance of and as a condition to being approved as a candidate for election, each candidate must have agreed that if he or she receives a “withhold” vote of greater than 50% of all the votes cast or present at the meeting, the Board will consider that a majority vote “against” that person. Accordingly, he or she will be deemed to have automatically resigned. Under that policy, should this occur, the Board, in the exercise of its discretion, has the ability to override the resignation, but only if, upon a consideration of all pertinent factors, the Board makes an affirmative determination that accepting such resignation would not be in the best interest of the Company and its shareholders.
Other Proposals
For all proposals, other than Proposal No. 1 (the election of directors), the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on the item will be required for approval. On such matters, you may vote “for,” “against” or “abstain.” A proxy marked “abstain” with respect to an item will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the same effect as a negative vote.

16   2022 Proxy Statement | Steel Dynamics, Inc.

How to Vote Your Shares
Mail
If you have received a paper copy of these proxy materials, you may mark, sign, date and return your enclosed proxy card in the enclosed envelope.
Telephone
If you have received a paper copy of these proxy materials, you may vote by using the toll-free telephone number and instructions shown on your proxy card, if your shares are registered directly in your name or, if not, by marking, signing, dating and returning your enclosed voting card; if this option is also offered by your bank or broker, in either case using a secure control number and account number by 11:59 p.m. EDT on May 4, 2022.
Internet
Whether in paper form or by Notice only, by using the Notice or web site information and instructions listed on your proxy card or in the form of Notice, if your shares are registered directly in your name or, if not, if this option is also offered by your bank or broker in either case using a secure control number and account number by 11:59 p.m. EDT on May 4, 2022.
In person at the meeting
If your shares are registered directly in your own name, you may vote by paper ballot handed out at the Annual Meeting, provided that you have with you the Notice or proxy card that you received from the Company. But if your shares are registered in the name of your bank or broker, and if you wish to be able to vote your shares in person at the Annual Meeting, you will first need to check the box on the Voter Instruction Form you will receive with your proxy material, ask that you be provided with a “Legal Proxy” and then actually use this to vote your shares. If you don’t use that Legal Proxy, your vote will not count. The method by which you vote will not limit your right to vote in person at the meeting if you decide to attend the meeting, provided that you follow the foregoing instructions for voting in person
We do not know of any other business to be transacted at the Annual Meeting, other than those matters described in this Proxy Statement. However, should any other matters properly come before the Annual Meeting, including consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the persons named as proxies and acting thereunder will have the discretion to vote on those matters according to their best judgment, to the same extent as the person granting the proxy.
Revoking Your Vote
You may revoke your proxy at any time before it is voted at the meeting in one of four ways:
■
Notify our Chief Financial Officer, Theresa E. Wagler, in writing and before the meeting;

■
Submit the appropriate form of proxy with a later date than your earlier proxy;

■
Vote by telephone or Internet on a later date than the date you earlier voted; or

■
Vote in person at the meeting in accordance with the foregoing instructions.

Steel Dynamics, Inc. | 2022 Proxy Statement   17

Other Information
Multiple Shareholders Sharing the Same Address
Under rules adopted by the SEC, we are permitted to deliver a single copy of our Proxy Statement and annual report, or notice of availability of these materials, to shareholders sharing the same last name and address. This process, called householding, allows us to reduce resources required to print and mail these materials. If you would like to stop householding for your account, you may contact our Investor Relations Department in the manner described below under the heading “Investor Relations Department,” including your name, address, and account number.
Cost of Preparing, Mailing and Soliciting Proxies
We will pay all of the costs of preparing, printing, and mailing these proxy materials and related solicitation services. We will ask brokers to forward all proxy materials or Notice to the persons who were our beneficial owners on the record date. We will reimburse such brokers for their expenses incurred in sending proxies and proxy materials to our beneficial owners.
In addition, proxies may be solicited on our behalf in person, or by telephone, e-mail or other electronic means, by our officers, directors, and employees who will receive no additional compensation for soliciting. We have also engaged Okapi Partners to assist us in the solicitation of proxies. We have agreed to pay Okapi Partners a fee of  $9,500, plus expenses for these services.
Voting Results
We will publish the voting results from our Annual Meeting on our Company’s website at www.steeldynamics.com under “Investors” following the Annual Meeting, as well as in a current report on Form 8-K, which we will file with the SEC within four business days following the Annual Meeting.
Investor Relations Department
You may contact our Investor Relations Department in one of three ways:
■
Writing to Steel Dynamics, Inc., Investor Relations Department, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804;

■
E-mail to investor@steeldynamics.com; or

■
Phone the Investor Relations Department at 260.969.3500.

Shareholder Communications with Directors
If you wish to communicate with our Board of Directors, Board Chair, Lead Independent Director, or the Chair of any particular Board committee, you may do so by sending a communication, marked “Shareholder Communication,” in care of our Chief Financial Officer, Theresa E. Wagler to our corporate offices, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804. Your letter should describe your share ownership and how your shares are held. Our Chief Financial Officer will review each such communication and, depending upon the subject matter, will forward the communication to the director to whom it is addressed, or, as appropriate, to our Board Chair, Lead Independent Director, the Company’s legal counsel, or deal with the subject matter directly.

18   2022 Proxy Statement | Steel Dynamics, Inc.

Governance of
the Company
Our business affairs are managed under the direction of our Board of Directors in accordance with the Indiana Business Corporation Law, our Amended and Restated Articles of Incorporation, and our Amended and Restated Bylaws. The Board is elected by shareholders to oversee and provide guidance with respect to the Company’s business and affairs. The role of our Board of Directors is to effectively govern the affairs of the Company for the long-term benefit of our investors, our teams, our customers, and other stakeholders. The Board, in concert with senior leadership, develops and oversees the Company’s long-term strategy and execution of its strategic plan, all in accordance with sound corporate governance policies and practices designed and routinely assessed to enable the Company to operate its business responsibly and with integrity.
The Board ensures the continuity of the Company and its mission through the election and appointment of qualified senior leadership to inspire our people and lead the Company. In addition, senior leadership regularly keeps Board members updated regarding developments affecting our business and industry. The Board is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. We are committed to sound corporate governance principles.
Policies & Charters
We operate under corporate governance principles and practices that are reflected in a set of written Corporate Governance Policies. Our policies and charters are reviewed regularly and amended as needed. The following documents are available on our website at www.steeldynamics.com under “Investors  —  Corporate Governance.”
Corporate Policies
■
Corporate Governance Policies

■
Code of Business Conduct and Ethics

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Code of Ethics for Principal Executive Officers and Senior Financial Officers

■
Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons

■
Policy Governing the Receipt, Retention and Treatment of Complaints

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Supplier Code of Business Conduct

■
Environmental Policy Statement

■
Human Rights Policy

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Political Contributions and Advocacy Report

Committee Charters
■
Audit Committee Charter

■
Corporate Governance and Nominating Committee Charter

■
Compensation Committee Charter

Steel Dynamics, Inc. | 2022 Proxy Statement   19

Director Independence
The Board annually makes both an affirmative objective and subjective determination that all independence standards have been and continue to be met by the designated independent directors and members of each of our three standing committees, including compliance with the additional heightened independence standards prescribed by SEC and Nasdaq Listing Rules for audit committee and compensation committee members. To be found to be objectively independent, a director must be not be an officer or an employee of Steel Dynamics, Inc. or any of its subsidiaries. They must not have any relationship with Steel Dynamics, Inc. or any of its subsidiaries, or with management (either directly or as a partner, shareholder or officer of an entity that has such a relationship) which, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities as a director.
The Board made its independence determination with respect to each director for calendar year 2021 and for each director nominee for election to the Board of Directors at the 2022 Annual Meeting. The Board has similarly made an additional affirmative determination of independence with respect to each member of the Audit Committee and the Compensation Committee, under the special audit committee and compensation committee independence criteria set forth under applicable SEC rules and Nasdaq Listing Rules.
The Board determined that during 2021 nine of the twelve members of our Board of Directors met all independence requirements, at all times constituting 75% of our twelve-member Board. The independent members were Sheree L. Bargabos, Frank D. Byrne, M.D., Kenneth W. Cornew, Traci M. Dolan, James C. Marcuccilli, Gabriel L. Shaheen, Bradley S. Seaman, Luis M. Sierra and Steven A. Sonnenberg. Frank D. Byrne, M.D. has elected not to be included as a director nominee for Steel Dynamics at the 2022 Annual Meeting. The Board has determined that, if re-elected at the 2022 Annual Meeting, the same eight directors would continue to meet all independence criteria. In addition, the Board determined that all members of each of the three standing committees have been and will continue to meet all independence requirements.

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Board Leadership Structure
and Composition
We believe our board and governance framework provides for a sound and strong corporate governance environment. The Board has the flexibility to decide when the positions of Chair of the Board and CEO should be combined or separated, as well as whether an executive or an independent director should be Board Chair. If the Chair of the Board is not an independent director, the Board will designate one of its independent directors to serve as a lead independent director (as we have since 2011). This allows the Board to choose the leadership structure that it believes will best serve the interest of our shareholders at any particular time.
Chair of the Board
During 2021, Mr. Mark D. Millett served as our Chief Executive Officer and non-independent Board Chair. Mr. Millett is a founder of our Company and was appointed as our Board Chair at our 2021 Annual Meeting. As Board Chair, he presided as such at the Company’s Board meetings. The Company’s Board Chair serves at the pleasure of the Board and is appointed annually by the Board following the Annual Meeting.
Lead Independent Director
If the Chair of the Board is not an independent director, the Board will designate one of its independent directors to serve as a lead independent director, and this individual will be appointed annually following the Annual Meeting. As such, the Company’s Board operated with a Lead Independent Director in 2021. James C. Marcuccilli has served as our Lead Independent Director since 2011.
The Lead Independent Director: presides at Board meetings at which the Board Chair is not present; presides at Board executive sessions of the independent directors; serves as a liaison between senior leadership and the Board as well as between the Chair and the independent directors; assists the Board committee chairs in preparing agendas for the respective committee meetings; has the authority to call meetings of the independent directors, and performs other functions and responsibilities requested by the Board.
The Board considers that the Lead Independent Director’s active involvement in the foregoing functions and activities ensures the Board maintains independent oversight.
Independent Directors
Eight of eleven, or 73%, of our Board nominees are considered independent. These members meet in executive session at least quarterly. In addition, all of our committees are comprised of 100% independent members, and also meet regularly in executive sessions.
Committee Chairs
All committee chairs are independent and provide leadership for their respective committees. They provide an important resource for communications between the Board and the company’s senior leadership.
Board Committees
The Board of Directors has three standing committees, each consisting entirely of independent directors: an Audit Committee, Compensation Committee, and Corporate Governance and Nominating Committee.
The Board, together with senior leadership, regularly reviews the applicable provisions of the Sarbanes Oxley Act of 2002, the Dodd-Frank Act and the implementing rules thereunder, the rules and pronouncements of the SEC, pertinent provisions of the Internal Revenue Code of 1986 (the “Code”), and the Listing Rules of the Nasdaq Stock Market regarding corporate governance policies, processes, and listing standards, including applicable audit and compensation committee independence standards. In conformity with such requirements, the committees of the Board operate under written charters. All three committees, at least annually, review and, as necessary, revise their charters to take into account updated charter, legislative, regulatory, and listing standards requirements, as well as other governance best practices.
The following describes the operations and key responsibilities for each Board committee:

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Corporate Governance and Nominating Committee
Members: — Frank D. Byrne, M.D. — Kenneth W. Cornew — Traci M. Dolan — James C. Marcuccilli — Bradley S. Seaman (Chair) — Steven A. Sonnenberg Number of Meetings: Five All members are independent
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Reviews and evaluates the Company’s corporate governance framework, developments in corporate governance practices, and reviews and recommends to the Board effective corporate governance policies and procedures and appropriate charter provisions, as well as Board organization, size and composition;

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Establishes criteria for Board membership by identifying, evaluating, and recommending for election as directors both incumbent and prospective nominees who meet the Committee’s and the Board’s criteria of board member requirements, after taking into consideration the nominee’s background, knowledge, diversity, skills, subject matter expertise, and personal business, financial and life experiences;

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Monitors Company policies and strategies related to corporate responsibility and sustainability. This includes a review of risks related to environmental, climate and social matters that may arise, including the sustainability impact our operations have on our communities and the environment and the diversity of our teams;

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Identifies Board members who are willing and able to actively and materially contribute as a board member, either for election by our shareholders at each Annual Meeting, or for appointment by the Board to fill any director vacancies;

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Drafts and oversees a Code of Ethics for our Principal Executive Officers and Senior Financial Officers, a Code of Business Conduct and Ethics, and from time to time such other policies as are necessary or appropriate in the interest of strong governance practices;

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Determines, recommends, or renders advice to the Board regarding applicable statutory, regulatory or Nasdaq Listing Rules regarding the “independence” requirements for board or committee membership, as well as rendering objective and subjective independence determinations;

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Reviews and evaluates, at least annually, the performance of the Board and Board members;

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Makes recommendations to the Board concerning the number, function, and composition of the Board’s committees; and

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Identifies Board members for assignment to various Board committees.

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Compensation Committee
Members: — Sheree L. Bargabos — Kenneth W. Cornew — James C. Marcuccilli — Bradley S. Seaman — Gabriel L. Shaheen (Chair) — Luis M. Sierra Number of Meetings: Four All members are independent
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Establishes, reviews, and approves corporate goals and objectives relating to our Chief Executive Officer’s and Named Executive Officers’ compensation;

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Together with the Corporate Governance and Nominating Committee, evaluates our Chief Executive Officer’s and other executive officers’ (as well as the Company’s overall) performance, at least annually, in light of those corporate goals and objectives as well as peer group benchmarking and determines and approves their compensation based on this evaluation;

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Reviews and approves our executive compensation plans and agreements, including our equity-based plans; and, at least annually, reviews the operation of all such plans and agreements and assesses the relationship between our overall compensation policies and practices and financial risk;

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Exercises general oversight with respect to our compensation agreements and incentive and equity-based plans relating to our Chief Executive Officer and other executive officers;

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Determines compliance with applicable pre-determined, measurable performance criteria with respect to all compensation plans for Named Executive Officers;

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Reviews and makes recommendations to the Board, taking into account Company performance and the duties and responsibilities of each board or committee position, regarding compensation of the non-employee members of the Board;

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Oversees regulatory compliance with respect to compensation matters and engages the services of independent professional compensation consultants and advisors, with costs paid by the Company;

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Reviews and determines compliance, with respect to each Compensation Committee member, of all required objective and subjective factors governing independence, as well as the independence of the Committee’s advisors, including its compensation consultant and other advisors;

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Acts as the “Administrator” or “Committee” in connection with the operation and administration of our equity and cash-based incentive compensation programs, with the authority to approve and authorize both equity and cash-based awards; and

Our Board has determined that, for 2021, each member of the Compensation Committee met all applicable heightened independence and qualification criteria in accordance with Nasdaq Listing Standards and Item 407 of Regulation S-K.

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Approves an annual report on executive compensation for inclusion in our Form 10-K and Proxy Statement, and reviews and discusses with management the Company’s Compensation Discussion and Analysis, to determine whether to recommend to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference from this Proxy Statement into our Annual Report on Form 10-K.

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Audit Committee
Members: — Sheree L. Bargabos — Frank D. Byrne, M.D. — Traci M. Dolan (Chair) — Gabriel L. Shaheen — Steven A. Sonnenberg Number of Meetings: Eight All members are independent
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Oversees the adequacy, quality, and integrity of the Company’s accounting and financial reporting processes and the integrity of its financial statements including the assessment of the critical audit matter identified by our independent registered public accounting firm;

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Oversees the appointment, retention, compensation, independence, performance, and oversight of the Company’s independent registered public accounting firm;

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Oversees the audits of the Company’s financial statements;

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In consultation with management and with legal counsel, reviews the Company’s compliance with legal and regulatory filings and requirements;

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Reviews the soundness and performance of the Company’s internal audit function, internal accounting controls, disclosure controls and procedures, and internal control over financial reporting;

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Together with the Board, reviews the Company’s risk management process, system and controls, including risks related to the financial reporting process, credit risk, liquidity risk, cybersecurity risk and market risk;

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Prepares and approves an Audit Committee Report required by the rules of the SEC for inclusion in the Company’s annual Proxy Statement;

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Assesses and approves the Company’s policies and procedures regarding ethics and compliance, including the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of concerns regarding potential fraud or other questionable accounting, financial, or auditing matters;

Our Board has determined that, for 2021, each member of our Audit Committee, by virtue of his or her extensive financial and business experience and training, met, and continues to meet, the criteria of an “audit committee financial expert” within the meaning of that term in Item 407 of Regulation S-K

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Oversees the maintenance and oversight of a policy governing related party transactions required to be disclosed under Item 404 of SEC Regulation S-K, including the process the Audit Committee employs to identify related party transactions for review, in response to PCAOB Auditing Standard No. 18, as well as governing the review, approval or ratification of any such permitted related party transactions; and

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Reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements or the results thereof are publicly released and before they are filed with the SEC.

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Board and Committee’s Role
in Risk Oversight
The Board of Directors has overall responsibility for risk oversight and focuses on the most significant risks facing the Company. The Board discharges its risk oversight responsibilities, in part, through delegation to its senior leadership team and, as applicable, to various of its committees, facilitated through both a top-down and bottom-up communication structure. In this regard, the Board believes that evaluating the executive team’s management of the various risks confronting the Company is one of its most important areas of oversight. In carrying out this critical responsibility, the Board with senior leadership’s assistance, regularly reviews the Company’s significant macroeconomic and business-specific risks, including but not limited to, health and safety, talent development, human resources, diversity and inclusion, financial, operational, information and cybersecurity, business continuity, legal, environmental, trade, technological and regulatory exposures.
While the Board and its committees oversee risk management strategy, leadership is responsible for implementing and supervising day-to-day execution and reporting to the Board and its committees on such matters. In this regard, the Board reviews and challenges the steps leadership has taken to actively assess, manage, monitor, and mitigate areas of exposure. Outlined below are the key areas of responsibility for each of the committees and how the Board and senior leadership supports each other in this critical function.
The Audit Committee reviews the Company’s risk management processes, systems and controls which senior leadership has established. Specifically, among other topics, the Audit Committee is responsible for reviewing the risks related to financial reporting and disclosure processes, as well as, capital structure, cybersecurity and information technology, liquidity sufficiency, financial regulatory compliance and market trends. The Audit Committee regularly discusses with senior leadership the Company’s significant financial risk exposures to ensure adequate mitigation is in place.
The Corporate Governance and Nominating Committee reviews legal and regulatory compliance risks as they relate to, among other things, corporate governance practices and processes. In that review are the risks related to environmental, climate and social matters that may arise, including the sustainability impact our operations have on our communities and the environment and the diversity of our teams. The Corporate Governance and Nominating Committee is responsible for the oversight of the Company’s sustainability performance. The Committee receives periodic reports on initiatives the company is pursuing related to climate change mitigation. The Committee was instrumental in providing feedback and guidance as the Company set environmental goals and pursued initiatives throughout the year. The Committee and senior leadership provide related information to the full Board based on these discussions, and how these initiatives will impact the Company’s strategic direction.
The Compensation Committee reviews our executive compensation programs to ensure they are using performance-based metrics that are aligned with Board and stakeholder strategy, and that they do not encourage unnecessary or excessive risk-taking. As described in further detail in our Compensation Discussion and Analysis, the Compensation Committee is evaluating a number of environmental, social and safety metrics for potential inclusion in our executive’s compensation to further align with stakeholder’s interests. As part of its review, the Compensation Committee utilizes its independent compensation consultant, Compensia, in its determination. During 2021, the Compensation Committee determined that our compensation programs do not encourage unnecessary or excessive risk-taking.

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Executive officers’ base salaries are fixed in amount and thus do not encourage risk-taking. Annual cash incentives are formulaic and tied to specific Company financial performance metrics. The majority of compensation provided to the executive officers is in the form of time-based and performance-based equity awards that vest or are earned over a number of years and help further align executive officers’ interests with those of our investors. Accordingly, the Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to the Company’s performance over several years, and awards are subject to regular vesting schedules to help ensure that a significant component of executive compensation is tied to long-term value creation.
The Compensation Committee has also reviewed the Company’s compensation programs for team members in general and has concluded that these programs also do not create risks that are reasonably likely to have an adverse effect on the Company. The Compensation Committee believes that the Company’s compensation programs provide an effective and appropriate mix of incentives to help ensure performance is focused on long-term value creation and does not encourage short-term risk taking at the expense of long-term results.
Director Nomination Process
The Corporate Governance and Nominating Committee regularly reviews the Company’s Board composition to continually update incumbent director skills, contributions and experiences, and for the purpose of identifying potential candidates for board membership in the event of possible retirements, unanticipated vacancies or board expansion. This process first identifies skills that are needed to support the Company and its near and long-term strategies, while also considering the factors listed below, and then identifies potential nominees to fill the need.
The Committee seeks proposed nominees with a reputation for the highest ethical and moral standards and integrity. The Committee reviews background information on each proposed nominee, including the proposed nominee’s accomplishments, experience, and skills. The Committee pursues nominees with skills including independent judgment, a proper understanding of the role of a director in governance, and financial literacy. A commitment to represent the long-term interests of the Company and our investors, as well as a commitment to prepare for, attend and actively participate in Board and committee meetings as well as a willingness to devote the necessary time and attention to the Company’s business and the needs of the Board and its committees is essential.
Among other things the Committee takes into account such factors as particular industry and general business knowledge, operating experience, demonstrated ethical business conduct, familiarity with or experience regarding business matters, exposure to public company governance matters, considerations such as safety, logistics, legal/governmental/environmental regulation experience, information technology, and risk assessment, as part of the director candidate qualification process.
Proposed nominees may be referred or recommended to the Committee from many different sources, including but not limited to members of the Committee, by other directors, by outside persons or advisors, by a shareholder in accordance with the procedures described below, or under the direction of the Committee and for its consideration and approval, by an outside independent professional search firm.

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Board Diversity
The Corporate Governance and Nominating Committee recognizes that a diverse set of skills and backgrounds is essential to proper functioning of our Board and that the judgments and perspectives offered by a diverse board of directors improves the quality of decision-making and enhances board performance. The Committee seeks persons within a broad range of business and personal experiences and backgrounds, considers a multitude of factors including, but not limited to, gender, race, ethnicity, country of origin and age. During 2021, the Corporate Governance and Nominating Committee nominated Mr. Sierra who brings a strong background in industrial and international operations, commercial and organizational strategy, and financial acumen to our Board. Mr. Sierra also has worked extensively outside of the United States and is bilingual, speaking Spanish.
Currently two of our Board members self-identified as female and two of our Board members self-identified as ethnically diverse (Middle Eastern and Hispanic). The Committee believes it is important to create a Board with a diversity of experience, expertise, gender, race and ethnicity  —  therefore, the Committee commits to include in each search, candidates who reflect diverse backgrounds, including diversity of gender, race, and ethnicity.
The Corporate Governance and Nominating Committee believes the Board has met the diversity objectives of Nasdaq Listing Rule 5605(f)(2)(A).

Board Diversity Matrix (as of December 31, 2021
Total Number of Directors	12
	Female	Male	Non- Binary	Did Not Disclose Gender
Part 1: Gender Identity
Directors	2	10	0	0
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
White1	2	9	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0
(1) Per the Nasdaq Listing Rule, the Demographic Background of White is defined as a person having origins in any of the original peoples of Europe, the Middle East, or North Africa. Mr. Shaheen has self-identified as Middle Eastern.
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Annual Director Evaluations
Members of the Corporate Governance and Nominating Committee also evaluate the continued candidacy of incumbent Board members based on the same criteria applicable to new candidates, taking into consideration such factors as age, board tenure, membership on other public company boards of directors, diversity, ability to provide subject matter expertise and insight into our long-term strategic direction and the extent to which through his or her prior participation and performance he or she has met the applicable criteria for continued Board membership and has developed a valuable in-depth knowledge of the Company and its business.
Director Meetings and the Annual Meeting
The Board held six regularly scheduled and special meetings during 2021. All directors attended at least 75% of those meetings, as well as the meetings of each of the committees on which they served. As the Board, the Company’s independent directors met in executive session four times during 2021, without the Company’s leadership present.
We encourage all members of the Board to attend our Annual Meeting. At the 2021 Annual Meeting all directors were in attendance with most attending virtually due to restrictions related to COVID-19.
Leadership Succession Planning
The Board also engages in regular discussions with the Chief Executive Officer regarding leadership succession planning at all senior levels, including the Chief Executive Officer, and to the identification, development, and promotion of critical talent to address both planned and unplanned leadership transitions. The Chief Executive Officer reports at least semi-annually on succession and leadership development planning. The Company also encourages talent development and succession planning at all levels throughout the organization through broad-based ongoing education and development opportunities. The Company has developed internal programs for company-wide development opportunities specifically designed to teach leadership skills and how they are interpreted within the Company’s culture.
Statement of Policy for the Review, Approval or Ratification of Transactions with Related Persons
Under our policy, once a person has been identified as a “related person,” and if there is a proposed transaction of $120,000 or more involving the related person and the Company or any of its subsidiaries, the transaction must be considered, approved or ratified by the Audit Committee. For purposes of our Policy, a “related person” is a person who is (or at any time since the beginning of our last fiscal year was) a director, director nominee, executive officer, 5% shareholder, immediate family member of any of the foregoing, an entity which is owned or controlled by any of such persons, or any other person which our Audit Committee or Board has so identified.
Covered transactions will normally be approved in advance by the Audit Committee, unless, upon certification by our Chief Executive Officer or Chief Financial Officer that a determination cannot be practicably made prior to the next Audit Committee meeting, the Chair of the Audit Committee is able to review and approve the proposed related person transaction, subject, however, to the prompt reporting of the transaction to the full Audit Committee.
The Audit Committee determined during 2021 there were no material related party transactions with Named Executive Officers or directors.

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Compensation Committee Interlocks and Insider Participation
None of our current or former officers or employees or any current or former officers or employees of our subsidiaries, served as a member of the Compensation Committee during 2021. Moreover, during 2021 (a) none of our executive officers served on the compensation committee of another entity, any of whose executive officers served on our Compensation Committee, and (b) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our non-employee directors and our executive officers to file with the SEC initial reports of beneficial ownership of the Company’s common stock and other equity securities or derivatives as well as reports of changes in beneficial ownership. These persons are required to provide us with a copy of their required Section 16(a) reports as and when they are filed. Based on our records and information furnished to us by our executive officers and directors, we believe that all Exchange Act filing requirements with respect to 2021 were met, except for one delinquent Form 4 required to have been filed on or prior to May 12, 2021 by Mr. Pushis and one delinquent Form 3 required to have been filed on or prior to November 22, 2021 by Mr. Sierra.
Shareholder Nominations
The Corporate Governance and Nominating Committee will consider suggestions from shareholders for potential director nominees. In order to provide the Committee sufficient time to evaluate proposed nominees, a shareholder desiring to recommend a proposed nominee for consideration by the Committee, for nomination at the 2023 Annual Meeting, should send any such recommendation to Steel Dynamics, Inc., Attention: Chief Financial Officer, Theresa E. Wagler, 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 29, 2022, who will then forward it to the Committee. Any such recommendation should include a description of the proposed nominee’s qualifications for Board service, the proposed nominee’s written consent to be considered for nomination and to serve if nominated and elected, stock ownership information, including date or dates of purchase, the proposed nominee’s resume, information regarding any relationship, as well as any understandings between the proposing shareholder, the proposed nominee, and any other person or organization regarding the proposed nominee’s board service, if elected, and the addresses and telephone numbers for contacting the shareholder and/or the proposed nominee for more information.
Shareholder Proposals for 2023
Any shareholder satisfying the requirements of Exchange Act Rule 14a-8 and wishing to submit a proposal for inclusion in our proxy statement for our 2023 Annual Meeting must submit the proposal in writing to the attention of our Chief Financial Officer, Theresa E. Wagler, at 7575 West Jefferson Blvd., Fort Wayne, Indiana 46804, no later than November 29, 2022. Exchange Act Rule 14a-8 contains detailed eligibility and procedural requirements for determining whether you will be permitted to submit your proposal and have it included in the proxy statement. These include requirements regarding the minimum market value of the shares you hold, the length of time you have held those shares, and the applicable deadline for submitting the proposal.
In addition, if a shareholder does not submit a timely or otherwise qualifying proposal for inclusion in 2023’s Annual Meeting Proxy Statement but may still wish to make a business proposal at that meeting for consideration at the meeting, including a nomination for director, will be required to have delivered written notice to our Chief Financial Officer no later than November 29, 2022 containing biographical and other required information pertinent to the subject matter of the proposal. There were no such proposals submitted for consideration at this year’s Annual Meeting. Were such a proposal to be made at next year’s Annual Meeting, a proxy granted by a shareholder prior to next year’s Annual Meeting will be deemed to have given discretionary authority to the proxies to vote that individual’s shares on any matter so introduced at next year’s Annual Meeting.

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Proposal #1	Election of Directors
Our shareholders will be asked to elect eleven directors at the 2022 Annual Meeting.
Ten of the persons listed below are incumbent members of our Board and, except for Luis M. Sierra, were elected at the 2021 Annual Meeting. As a result of its ongoing director performance review by the Corporate Governance and Nominating Committee (see “Director Nomination Process”) each incumbent Board member’s service and performance as a director during 2021 was evaluated by the Corporate Governance and Nominating Committee and was determined to have met all expectations for continued Board membership. In addition, Mr. Sierra’s qualifications were reviewed and found to fit nicely with the Board member qualifications criteria established by the Corporate Governance and Nominating Committee. The Committee determined that it would be in the best interest of the Company that each director, whom have expressed his or her willingness to continue to serve, should continue to do so. Accordingly, eleven director candidates, having indicated their willingness to stand for election for an additional one-year term, were recommended for nomination by the Committee and are hereby nominated for election to the Board.
Each director, if elected, will serve until our 2023 Annual Meeting, or until a qualified successor director has been elected. All but Messrs. Millett, Busse and Teets are, and will continue to be, independent directors. In the event that any nominee at the time of the election is unable to serve or is otherwise unavailable for election, the Board, upon recommendation of the Corporate
Governance and Nominating Committee, may select a substitute nominee. In that event, the persons named in the enclosed proxy intend to vote the proxy for the person so selected. We do not anticipate that any nominee will be unable to serve.
In addition, the Board has also reviewed all transactions during 2021 between Steel Dynamics, Inc. or any of its subsidiaries or affiliates, and companies or entities in which a director or a family member or affiliate might have owned any interest, for the purpose of ensuring that such transactions, if any, were approved in accordance with our “Statement of Policy For the Review, Approval or Ratification of Transactions With Related Persons”, and, further, for the purpose of determining whether any of such transactions impacted the independence of any director. The Board has affirmatively determined that none of the independent directors is an officer or employee of the Company, or any of our subsidiaries, and none of such persons have any relationships which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship or impact that person’s independence.
The board of directors recommends a vote for each of the following nominees

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Information Concerning Experience, Qualifications, Attributes and Skills of the Director Nominees and Other Executive Officers
Mark D. Millett

Position: Co-founder, Chairman, President and Chief Executive Officer
Director Since: 1993
Age: 62 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: None
Education: Bachelor’s degree in metallurgy from the University of Surrey in England (1981)
Key Qualifications: Mr. Millett brings to the Board strong leadership and industry experience having co-founded the Company and led the Company as its President and CEO since January 2012, through a period of tremendous long-term strategic growth. His experience as a seasoned public company CEO, coupled with his steel industry experience and his operational, commercial, cultural and strategic expertise, are valuable assets to the Board.
Professional Background: Mr. Millett co-founded the Company in 1993. Mr. Millett has been our Board Chair since May 2021 and has been our President and Chief Executive Officer since January 2012. Prior to that, he has held various positions within the Company, including President and Chief Operating Officer, Executive Vice President of Metals Recycling and Ferrous Resources, and Executive Vice President of Flat Roll Operations. Mr. Millett was responsible for the design, construction, and start-up operation of all of our steel mills, including our Butler, Indiana flat roll, melting, and casting operations. Mr. Millett currently serves as Chairman of the Steel Manufacturers Association (SMA). During 2019, Mr. Millett was named the recipient of the James F. Collins Achievement in Advocacy Award by the SMA. During 2014, Mr. Millett was named Steelmaker of the Year by the Association of Iron and Steel Technology.
Sheree L. Bargabos

Position: Director
Director Since: 2018
Age: 66 (Female / Caucasian)
Outside Public Company Directorships: PGT Innovations, Inc.
Committees: Audit Committee and Compensation Committee Member
Education: Bachelor of Science degree in Chemistry from McGill University in Montreal, Quebec, Canada and an M.B.A. from Babson College in Wellesley, Massachusetts
Key Qualifications: Among numerous strong leadership characteristics, Ms. Bargabos brings a strong background in industrial operations, safety practices, commercial platforms, employee matters and operational excellence to our Board.
Professional Background: Retired. Ms. Bargabos served from 2002 through 2012 as the President of the Roofing and Asphalt Division of Owens Corning, a global manufacturer of composites and building materials. In her capacity as President, Ms. Bargabos was responsible for the $2 billion roofing and asphalt business segment, managing 2,000 employees across 14 manufacturing locations. From 2013 through her retirement in 2015, Ms. Bargabos assumed the role of Vice President, Customer Experience, Roofing, helping to facilitate the successful transition of her successor, among other responsibilities.

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Keith E. Busse

Position: Co-founder and Director
Director Since: 1993
Age: 79 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: None
Education: Undergraduate degree in accounting from International Business College, a degree in business finance from the University of St. Francis and a master’s degree in business administration from Indiana University
Key Qualifications: Mr. Busse brings to the Board strong leadership and industry experience having co-founded the Company. He brings an innovative and strategic steel industry perspective to our Board, providing unique insight and guidance having led our Company through significant growth during his 18 years of leadership as CEO.
Professional Background: Retired. Mr. Busse served as our Chief Executive Officer from inception through 2011. Mr. Busse also, from 1993 until May 2007, was our President, at which time he became Board Chair and Chief Executive Officer. He served as our Board Chair through May 2021. He grew the Company from the original 1.4 million tons of annual steelmaking capability to 7.4 million tons upon his retirement in 2011. He also initiated the Company’s fabrication and metals recycling platforms during that timeframe. Mr. Busse was named Steelmaker of the Year in 2005 by the Association of Iron and Steel Technology and was named by Business Week Magazine as one of the Top 10 entrepreneurs in the United States.
Kenneth W. Cornew

Position: Director
Director Since: 2016
Age: 57 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: Corporate Governance and Nominating Committee and Compensation Committee Member
Education: Bachelor of Science degree in Electrical Engineering from Rutgers University (1987) and an MBA from Drexel University (1995)
Key Qualifications: Mr. Cornew brings to the Board a comprehensive understanding and experience in power operations, commodity cycles, commercial expertise, strategic growth, mergers and acquisitions, safety, and process improvement. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.
Professional Background: Retired. Mr. Cornew served from 2013 through early 2021 as Senior Executive Vice President and Chief Commercial Officer of Exelon Corporation and President and CEO of Exelon Generation. Mr. Cornew was responsible for the operations of Exelon’s nuclear, fossil, and renewable fleets, as well as the commercial and retail businesses of Constellation. In 1990 Mr. Cornew joined Exelon where, throughout his career, he was instrumental in establishing and growing the company’s competitive energy business. Prior to joining Exelon, Mr. Cornew worked for PJM Interconnection, a regional transmission organization and part of the U.S. Eastern Interconnection Grid serving several states in the Mid-Atlantic and Mid-West regions. Mr. Cornew was leader in advocacy for the industry and served on the Board of Directors of the Electric Power Research Institute whose focus is research and development relating to the generation, delivery and use of electricity. Mr. Cornew currently serves on the Industry Advisory Board for Rutgers School of Engineering and has previously served on the Advisory Board of FM Global Washington/Philadelphia and the Board of Trustees for the Living Classrooms Foundation.

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Traci M. Dolan

Position: Director
Director Since: 2012
Age: 64 (Female / Caucasian)
Outside Public Company Directorships: None
Committees: Audit Committee Chair and Corporate Governance and Nominating Committee Member
Education: Bachelor of Science Degree in Business from Indiana University (1981)
Key Qualifications: Ms. Dolan brings to the Board a comprehensive knowledge of accounting, finance and financial management, as well as, experience in managing and overseeing regulatory compliances in the areas of executive compensation and risk management involving public companies. Her background also brings an understanding of information technology and cyber risk to the Board to help ensure proper risk oversight.
Professional Background: Retired. Ms. Dolan served for ten years (2004  —  2014) with ExactTarget, Inc., a salesforce.com company, which provides global cross-channel interactive marketing software-as-a-service. From July 2011 to February 2014, she served as Chief Administrative Officer and Corporate Secretary, responsible for human resources, executive compensation, legal and corporate governance, real estate, risk management, and shareholder relations. Prior to this, she served as principal financial officer responsible for all financial and administrative functions, including financial and strategic planning, accounting, tax and treasury functions, among other responsibilities. From 2000  —  2004, Ms. Dolan served as Chief Financial Officer and Vice President of Finance and Administration, Secretary and Treasurer of Made2Manage Systems, Inc.
James C. Marcuccilli

Position: Lead Independent Director
Director Since: 2005
Age: 71 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: Compensation Committee and Corporate Governance and Nominating Committee Member
Education: Bachelor’s degree in business finance from the University of Notre Dame (1973)
Key Qualifications: Mr. Marcuccilli brings to the Board his comprehensive experience in financial analysis, commercial understanding, banking, organizational management, strategic growth, and information technology and cyber risk. His background as a successful financial entrepreneur also brings a depth of knowledge concerning regulatory and governance matters.
Professional Background: Mr. Marcuccilli has served as Chairman and Chief Executive Officer of STAR Financial Bank, a regional bank based in Fort Wayne, Indiana since 2016 and as President and Chief Executive Officer of STAR Financial Bank from 1997 to 2016. Mr. Marcuccilli serves as a director of STAR Financial Group, Inc., the holding company parent of STAR Financial Bank, as well as a director of STAR Financial Bank. Prior to that, Mr. Marcuccilli had responsibility for oversight of nine of STAR’s financial institutions throughout Indiana. He has served as chairman of the Northeast Indiana Regional Partnership from 2008-2009 and a board member of the Indiana Economic Development Corporation (2004 to 2017).

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Bradley S. Seaman

Position: Director
Director Since: 2013
Age: 62 (Male / Caucasian)
Outside Public Company Directorships: CPI Card Group, Inc., Chairman
Committees: Corporate Governance and Nominating Committee Chair and Compensation Committee Member
Education: Bachelor of Science degree in Business Administration from Bowling Green State University (1982) and an MBA from the University of Dallas (1986)
Key Qualifications: Mr. Seaman brings to the Board a comprehensive understanding and experience in the private equity markets, strategic initiatives, mergers & acquisitions, management experience, and both operational and corporate governance experience. He also brings an extensive knowledge and understanding of public company governance and regulatory matters.
Professional Background: Mr. Seaman has been employed, since August 1999, by Parallel49 Equity, a private equity firm (successor brand of Tricor Pacific Capital) that makes control investments in lower middle market companies in the United States and Canada. From 1999 through December 2011, Mr. Seaman was Managing Director and leader of its U.S. operations, and, since January 2012, has served as its Managing Partner, responsible for leading overall firm operations, strategy, funding, and investments. Mr. Seaman was employed by the General Electric Company from 1984  —  1999 in a series of increasingly responsible positions in both GE Plastics and GE Capital. At GE Capital, Mr. Seaman was ultimately promoted to lead transaction origination and structuring teams in the New York and Chicago offices for the Commercial Finance business which was focused on providing debt and equity for private equity backed transactions and he led GE’s equity investment in the start-up of Steel Dynamics.
Gabriel L. Shaheen

Position: Director
Director Since: 2009
Age: 68 (Male / Middle Eastern)
Outside Public Company Directorships: None
(previously served as Chairman of the board of Horace Mann Educators Corporation from 2010 to 2018).
Committees: Compensation Committee Chair and Audit Committee Member
Education: Bachelor’s degree in actuarial math from the University of Michigan (1976) and a master’s degree in actuarial science from the University of Michigan (1977)
Key Qualifications: Mr. Shaheen brings an extensive background of training, skills, and experience in the world of risk assessment and management, as well as management skills and experience in operating and supervising complex institutional relationships and major operating units of large publicly traded companies.
Professional Background: Mr. Shaheen was a founding partner of Insurex, LLC in 2018, served since 2000 as President, Chief Executive Officer and a principal of GLS Capital Ventures, LLC and partner of NxtStar Ventures, LLC from 2000 through 2018, all of them providing private advisory services to both start-up and existing life insurance, annuity insurance, and other financial services organizations, as well as to entities that serve such organizations. From January 1998 through December 1999, Mr. Shaheen served as Chairman, President and Chief Executive Officer of Lincoln National Life Insurance Company, with responsibility for all of Lincoln’s life and annuity operations throughout the United States.

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Luis M. Sierra

Position: Director
Director Since: 2021
Age: 58 (Male / Hispanic)
Outside Public Company Directorships: None
Committees: Compensation Committee Member
Education: Bachelor’s degree in Mechanical Engineering from the University of Florida, a Master’s degree in Mechanical Engineering from Georgia Institute of Technology, and an M.B.A. in Business Administration from the University of Chicago
Key Qualifications: Mr. Sierra brings a strong background in industrial and international operations, commercial and organizational strategy, and financial acumen to our Board. Mr. Sierra also has worked extensively outside of the United States and is bilingual, speaking Spanish.
Professional Background: From July 2020 through present, Mr. Sierra serves as the President and Chief Executive Officer of NOVA Chemicals Corporation, with annual 2020 revenues of  $3.2 billion and 2,400 worldwide team members. NOVA is a Canadian-based privately held company with operations in Canada and the United States, producing ethylene, polyethylene, and other chemical co-products. Prior to this time, Mr. Sierra had an over 30-year career with BP, holding various leadership positions, including most recently from 2013 to 2016 as the President of BP Aromatics, Americas, Europe and Middle East, and from 2016 to 2020 as the Chief Executive Officer of BP Global Aromatics, a $5 billion global chemicals business.
Steven A. Sonnenberg

Position: Director
Director Since: 2018
Age: 69 (Male / Caucasian)
Outside Public Company Directorships: Tennant Company, Chairman of the Board Sensata Technologies Holding plc, Director
Committees: Audit Committee and Corporate Governance and Nominating Committee Member
Education: Bachelor’s degree in Civil Engineering from the Georgia Institute of Technology and an M.B.A in Business Administration from the University of Virginia Darden School of Business.
Key Qualifications: Among numerous strong leadership characteristics, Mr. Sonnenberg brings a strong background in industrial and international operations to our Board, as well as a comprehensive understanding of public company governance and regulatory matters, talent development and succession practices, and commercial acumen.
Professional Background: Retired. Mr. Sonnenberg served from 2008 through 2016 as President of Emerson Electric Co.’s $8.5 billion Process Management Group, a worldwide 40,000-employee, eight business unit manufacturer of automation products for process industries, including oil and gas, chemical processing, power, life sciences, and metals and mining. In 2016, Mr. Sonnenberg became Chair of Emerson Electric Co.’s Automation Solutions business, which assists manufacturers to maximize performance through Emerson’s industry-leading portfolio of technologies to measure, control, optimize and power their operations. In 2018, he became Senior Advisor, Emerson Automation Solutions, until his retirement in 2019. In that role, he worked in the areas of leadership development and senior customer relations. For more than 15 years prior to his appointment as Emerson’s Process Management Group’s President, Mr. Sonnenberg managed various Emerson affiliated companies with operations throughout Asia and Europe.

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Richard P. Teets, Jr.

Position: Co-founder and Director
Director Since: 1993
Age: 65 (Male / Caucasian)
Outside Public Company Directorships: None
Committees: None
Education: Bachelor’s degree in mechanical engineering from Lafayette College (1977) and a master’s degree in business administration from Duquesne University (1982)
Key Qualifications: Mr. Teets brings to the Board strong leadership and industry experience having co-founded the Company. Mr. Teets brings to the Board a strong academic, innovative, strategic and operational background and business experience in the design, construction and operation of steel mill facilities. Additionally, he offers demonstrated leadership in organizing, planning and directing complex projects, both at the construction and operational levels.
Professional Background: Retired. Mr. Teets had been our Executive Vice President for Steelmaking and President and Chief Operating Officer of Steel Operations since August 2008 through March 2016. In April 2007, Mr. Teets became an Executive Vice President, overseeing the Company’s four long-products steelmaking divisions and the steel fabrication platform. From 1998 to 2007, he managed the construction, start-up, and operation of the Structural and Rail Division and was responsible for its commercial success and growth. Prior to this, from 1993 to early 1996, Mr. Teets was responsible for the design, construction, and start-up operation of the Company’s Butler Flat Roll Division. Mr. Teets was named the Steel Advocate of the Year during 2016 by the American Metal Market.
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Other Named Executive Officers
Theresa E. Wagler (51) has been our Executive Vice President, Chief Financial Officer and Corporate Secretary since May 2007. Ms. Wagler joined the Steel Dynamics corporate finance team in 1998, and has held various finance and accounting positions, including Chief Accounting Officer and Vice President and Corporate Controller. She is responsible for and oversees accounting and taxation, treasury, risk management, legal, information technology and cyber security, health and safety, human resources, sustainability strategy, and strategic business development functions, as well as, financial planning and analysis, investor relations, and corporate communications. Ms. Wagler also has various operational responsibilities, directly overseeing two operating joint ventures. Prior to joining Steel Dynamics, Ms. Wagler was a certified public accountant with Ernst & Young LLP. She graduated cum laude from Taylor University with a bachelor’s degree in accounting and systems analysis. In addition, Ms. Wagler serves as a director and chair of the audit committee of CF Industries Holdings, Inc., a public company, and also serves as a director for Trine University and for the Metals Service Center Institute.
Russell B. Rinn (64) has been our Executive Vice President, Metals Recycling since July 2011. Mr. Rinn is responsible for OmniSource’s ferrous and nonferrous metals recycling operations including marketing, trading, and logistics activities. OmniSource procures metal scrap, processes it, and markets these recycled metals to external customers and supplies ferrous scrap to the Company’s steel mills. Prior to joining Steel Dynamics, Mr. Rinn was an Executive Vice President and President of Americas Division of Commercial Metals Company (CMC), a Texas-based mini-mill steel company. He has more than 40 years of experience in the steel and metals recycling industries. Mr. Rinn is a graduate of the Executive Program of the Stanford University Graduate School of Business and of the Management Development Program at the University of Michigan’s Business School. He holds a bachelor’s degree in Finance, Marketing and Business Administration from Texas Lutheran University.
Glenn A. Pushis (56) has been our Senior Vice President, Special Projects, since February 2019. Mr. Pushis is responsible for the successful design and construction of the Company’s new Southwest-Sinton Flat Roll Division developed to serve the Southwestern United States and Mexico. He has extensive experience in this capacity and has been instrumental in numerous construction projects for Steel Dynamics since its founding. Prior to that, Mr. Pushis served as Senior Vice President, Long Products Steel Group, responsible for the Company’s four long product steel mills. Mr. Pushis has been with Steel Dynamics since 1994, holding various operational and leadership roles, including roles within the Engineered Bar Products Division and the Butler Flat Roll Division. He was also part of the team that constructed the Company’s first steel mill in Butler, Indiana in 1994. Mr. Pushis earned a bachelor’s degree in mechanical engineering from Purdue University and his MBA from Indiana University.
Barry T. Schneider (53) has been our Senior Vice President, Flat Roll Steel Group since March 2016. Mr. Schneider is responsible for the Company’s entire flat roll steel operations, including the Company’s two flat roll steel mills and numerous flat roll processing, coating, and distribution operations. Before that, Mr. Schneider served in various operational and leadership roles within the Company’s steel operations, including Engineered Bar Products Division and Butler Flat Roll Division. He was also part of the team that constructed the Company’s first steel mill in Butler, Indiana in 1994. Mr. Schneider earned a bachelor’s degree in mechanical engineering and a master of science in engineering management from Rose-Hulman Institute of Technology. In addition, Mr. Schneider serves as a director for the Association of Iron & Steel Technology and Unity Aluminum.

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Director Compensation
The following table presents the total compensation for each person who served as a non-employee member of the Board during 2021.
Name (a)	Fees Earned or Paid in Cash (b)1	Stock Awards (c)2	Total (h)
Sheree L. Bargabos	$122,250	$144,026	$266,276
Keith E. Busse	187,500	144,026	331,526
Frank D. Byrne, M.D.	122,250	144,026	266,276
Kenneth W. Cornew	120,000	144,026	264,026
Traci M. Dolan	141,250	144,026	285,276
James C. Marcuccilli	160,000	144,026	304,026
Bradley S. Seaman	133,750	144,026	277,776
Gabriel L. Shaheen	138,500	144,026	282,526
Steven A. Sonnenberg	122,250	144,026	266,276
Richard P. Teets, Jr.	112,500	144,026	256,526
Other than as set forth in the table, we did not pay any other compensation or make any equity or non-equity awards to any of the non-employee members of the Board. Mr. Millett, who is our Chairman, President, and Chief Executive Officer, received no compensation for his service as a director or as Chairman of the Board and, consequently, is not included in the table.
1 Ms. Bargabos received a DSU award for 966 shares of the Company’s common stock with a grant date fair value of $50,000 in lieu of her annual cash retainer. Mr. Teets received a DSU award for 1,432 shares of the Company’s common stock with a grant date fair value of $87,500 in lieu of his annual cash retainer.
2 The amounts reported in this column represent the grant date fair value of the DSU awards granted under the 2015 Plan. The DSU awards with an award value of $144,000 were each for 2,307 shares of the Company’s common stock on the basis of the Nasdaq closing market price for the Company’s common stock on the last business day prior to June 1, 2021. Each 2021 DSU award vested in full on the grant date, subject only to the particular deferred settlement date elected in advance by the director for settlement of his or her DSU award into shares of the Company’s common stock on a one-for-one basis.
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Cash Compensation
For 2021, the standard cash compensation retainer for the non-employee members of the Board, as well as any additional cash received for respective committee chairs, were as follows:
	Annual Retainers	Committee Chair
Non-employee Director	$125,000
Lead Independent Director	165,000
Audit Committee		$25,000
Compensation Committee		20,000
Corporate Governance and Nominating Committee		20,000
Non-employee members of the Board may elect to defer up to 100% of their annual cash retainer relating to their Board service, in increments of 10%, in the form of additional deferred stock units (“DSU”), as further described below under “Equity Compensation.” The actual number of DSUs is determined by dividing the dollar amount of the board service cash retainer amount that is the subject of the election by the closing price of the Company’s common stock at the close of business on the last business day preceding the date of the elected cash retainer payment. This deferral election must be made prior to December 31st of the calendar year preceding the year for which the deferral election is made and to elect, in advance, the desired deferral period, specifically, for a period of either one year, or the earlier to occur of five years or one year following his or her retirement from the Board.
Equity Compensation
Non-employee members of the Board also receive an annual equity award, in the form of DSUs. In 2021, these director DSU awards each had a grant date fair value of $144,000. The grant is made annually, as of June 1, and the number of DSUs is determined by a formula, set forth in the Amended and Restated Steel Dynamics, Inc.
2015 Equity Incentive Plan (“2015 Plan”), under which the equity portion of the annual Board service retainer is divided by the closing price of the Company’s common stock at the close of business on the last business day preceding June 1, to arrive at the specified number of DSUs. Each DSU is a book-entry award expressed in common stock equivalent units and ultimately settled at the end of the deferral period in a like number of shares of the Company’s common stock.
Equity Ownership Policy for Directors
We maintain an equity ownership policy for the non-employee members of the Board. Under this policy, each non-employee member of the Board is required to own and hold shares of the Company’s common stock equal to at least five times his or her annual cash retainer, currently $125,000, for an aggregate of  $625,000. We review compliance with this policy annually and require each non-employee member of the Board to meet his or her respective equity ownership requirement within five years of joining the Board. We believe that each of the existing non-employee members of the Board either has satisfied, or will satisfy, this requirement on a timely basis. Our Board contains two of our top 15 shareholders and collectively our Board members own 4.8% of our outstanding common stock.

Steel Dynamics, Inc. | 2022 Proxy Statement   39

Security Ownership of Directors and Executive Officers
The following table shows how much of the Company’s common stock the directors and the Named Executive Officers, and all directors and executive officers, as a group, beneficially owned as of March 11, 2022. For purposes of the following table, beneficial ownership is determined in accordance with Exchange Act Rule 13d-3.
	Current Beneficial Holdings	Percent Owned*
Named Executive Officers
Mark D. Millett1	2,868,676	1.5%
Theresa E. Wagler	382,961	0.2%
Russell B. Rinn2	262,499	0.1%
Glenn A. Pushis	118,785	0.1%
Barry T. Schneider	132,633	0.1%
Directors
Sheree L. Bargabos	18,061	0.0%
Keith E. Busse	727,378	0.4%
Frank D. Byrne, M.D.	82,247	0.0%
Kenneth W. Cornew	29,968	0.0%
Traci M. Dolan	51,047	0.0%
James C. Marcuccilli	83,442	0.0%
Bradley S. Seaman	46,465	0.0%
Gabriel L. Shaheen	80,018	0.0%
Luis M. Sierra	2,139	0.0%
Steven A. Sonnenberg	15,516	0.0%
Richard P. Teets, Jr.3	5,137,507	2.7%

Directors and Executive Officers as a Group (18 persons)	10,184,406	5.4%
* Assumes exercise of all stock options currently exercisable or exercisable within 60 days (of which there are none).
1 Mr. Millett’s ownership includes 130,700 shares in a grantor retained annuity trust of which he is the sole trustee and annuitant.
2 Mr. Rinn’s ownership includes 2,000 shares held in his retirement plan.
3 Mr. Teets’ ownership includes 94,089 shares of the Company’s common stock owned by Mr. Teets’ spouse.
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Security Ownership of Certain Beneficial Owners
At December 31, 2021, based upon filings with the SEC, and based upon a total of 194,997,922 shares issued and outstanding at that time, the following persons owned more than 5% of the Company’s common stock.
Name and Address	Amount of Beneficial Ownership	Percent of Ownership
BlackRock Inc.1 55 East 52nd Street New York, NY 10055	25,061,389	12.9%
The Vanguard Group2 100 Vanguard Blvd. Malvern, PA 19355	21,002,962	10.8%
1 Share amounts are based on a Schedule 13G/A filed with the SEC on January 27, 2022, reporting beneficial ownership as of December 31, 2021, which indicates that BlackRock, Inc. has sole voting power of 22,999,469 of the shares shown and sole dispositive power of 25,061,389 of the shares shown.
2 Share amounts are based on a Schedule 13G/A filed with the SEC on February 10, 2022, reporting beneficial ownership as of December 31, 2021, which indicates that The Vanguard Group has shared voting power of 186,047 of the shares shown, sole dispositive power of 20,582,971 of the shares shown and shared dispositive power of 419,991 of the shares shown.
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Proposal #2	Ratification of the Appointment of Independent Registered Public Accounting Firm as Auditors
In accordance with the provisions of the Sarbanes Oxley Act of 2002, the Audit Committee has appointed Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm, to conduct our annual audit for the year 2022. Although not legally required, but in accordance with established policy, we are submitting this appointment to shareholders for ratification. In the event the appointment is not ratified, we anticipate that no change in auditors would be made for the current year because of the difficulty and expense of making any change mid-year. However, any such vote would be considered in connection with our deliberation of the appointment of an independent registered public accounting firm for 2023.
Ernst & Young conducted our annual audit for 2021, and representatives of Ernst & Young will be present and will be available at the meeting to respond to questions from shareholders, and, if the representatives desire, will have an opportunity to make a statement.
The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2022.
Audit and Non-Audit Fees
The following table presents fees for services rendered by Ernst & Young, as the Company’s independent registered public accounting firm, for the years ended December 31, 2020 and 2021.
	2020	2021
Audit Fees	$2,796,000	$2,669,000
Audit Related Fees	—	—
Tax Fees	73,000	141,000
All Other Fees	—	—
	$2,869,000	$2,810,000
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Consistent with SEC policies regarding auditor independence, the Audit Committee must pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. Our Non-Audit Services Pre-Approval Policy covers all services to be performed by our independent registered public accounting firm. The policy contemplates a general pre-approval for all audit, audit related, tax, and all other services that are permissible, with a general pre-approval period of twelve months from the date of each pre-approval. Any other proposed services that are to be performed by our independent registered public accounting firm, not covered by or exceeding the pre-approved levels or amounts, must be specifically approved in advance of service.

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Prior to engagement, the Audit Committee will pre-approve the following categories of services:
■
Audit fees include fees for (1) services rendered in connection with the audit of the Company’s consolidated financial statements included in its annual Form 10-K and reviews of financial statements included in the quarterly Forms 10-Q; and (2) the review of internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.  Such work also includes, but is not limited to, fees for the review of the Company’s valuation of business combinations, accounting consultations on matters addressed during the audit including implementation of new accounting standards, services rendered in connection with comfort letters, statutory audits or other audits of subsidiaries, and services associated with statutory or regulatory filings or engagements, including SEC registration statements, periodic reports, and other documents filed with the SEC or other documents issued in connection with securities offerings.

■
Tax fees include fees related to services performed by the independent registered public accounting firm tax personnel, except those services specifically related to the financial statements which are included in audit fees, and included tax advisory and compliance fees (including assistance with tax audits and appeals, tax compliance related to tax returns, tax advice relating to mergers and acquisitions, indirect tax matters, due diligence assistance regarding tax matters, and transfer pricing studies).

Applicable SEC rules and the Audit Committee’s pre-approval policy permits the delegation of pre-approval authority for services not covered by the Audit Committee’s general pre-approval to the Chair of the Audit Committee.
Report of the Audit Committee
The Audit Committee operates under a written charter adopted by the Committee and approved by the Board, and is posted on the Company’s website at www.steeldynamics.com under “Investors  —  Corporate Governance.” The charter is reviewed at least annually and updated as necessary. The Audit Committee is comprised of five non-employee independent directors, each of whom met the definition of  “audit committee financial expert.”
Among its other responsibilities, summarized in this Proxy Statement under “Governance of the Company  —  The Audit Committee,” the Audit Committee oversees:
■
The quality and integrity of our audited financial statements, accounting and financial reporting processes, and our systems of internal control over financial reporting, as well as for safeguarding of our assets;

■
The appointment and oversight of our external independent registered public accounting firm, including review of their qualifications, independence and performance;

■
Our compliance with legal and regulatory requirements;

■
The performance of our internal audit staff and internal audit function; and

■
Our guidelines and policies with respect to risk assessment and risk management.

Roles and Responsibilities
Management, our independent registered public accounting firm, and the Audit Committee each have different roles and responsibilities with respect to our financial statements and internal control over financial reporting.
Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of our system of internal control, and has delivered its opinion on the effectiveness of its controls.
Our independent registered public accounting firm, Ernst & Young is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, whether the consolidated financial statements are fairly presented in all material respects, in conformity with generally accepted accounting principles in the United States. In addition, Ernst & Young, is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee reviewed and discussed

Steel Dynamics, Inc. | 2022 Proxy Statement   43

with the independent registered public accounting firm the assessment of the critical audit matter.
Oversight and Assessment of the Independent Registered Public Accounting Firm
The Audit Committee selects and appoints our independent registered public accounting firm, reviews the performance of the independent registered public accounting firm in the annual audit and in assignments unrelated to the audit, and reviews and approves the fees. Ernst & Young has been Steel Dynamics’ independent registered public accounting firm since 1999 and in addition to its ongoing annual performance evaluation, the Audit Committee also considers the impact, if any, of auditor tenure when assessing whether to retain Ernst & Young. The Audit Committee approved the selection and engaged the services of Ernst & Young as our independent auditing firm for the Company’s fiscal year ended December 31, 2021, after employing its annual quality and review process described below.
In 2021, the Audit Committee, with assistance from management, conducted a formal performance appraisal of Ernst & Young, soliciting the opinions of the Audit Committee, internal audit, executive management and other relevant Company employees. In determining whether to appoint Ernst & Young as Steel Dynamics’ independent registered public accounting firm for 2022, the Audit Committee took into consideration a number of factors, including the frankness and quality of the Audit Committee’s ongoing discussions with our auditor, the auditor’s independence, and the assessment of the professional qualifications and past performance of both Ernst & Young as a whole and the Lead Audit Partner. The results assessed Ernst & Young’s performance to have met all expectations. In that regard, the Audit Committee recommends engaging Ernst & Young as our independent auditing firm for the Company’s fiscal year ending December 31, 2022.
Required Disclosures and Discussions
In connection with the December 31, 2021 audited consolidated financial statements, the Audit Committee:
■
Met with Ernst & Young eight times with management present and four times without management present.

■
Discussed with Ernst & Young the matters required to be discussed in Auditing Standard No. 16 (Communication with Audit Committees), issued by the Public Company Accounting Oversight Board (United States) (“PCAOB”), now codified as AS No. 1301, as well as Auditing Standard No. 18 (Related Parties).

■
Received and reviewed the written disclosures and the letter from Ernst & Young required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with the auditors their independence.

■
Reviewed and discussed with management and with Ernst & Young management’s report on Steel Dynamics’ internal control over financial reporting and Ernst & Young’s report on the effectiveness of Steel Dynamics’ internal control over financial reporting and the assessment of the critical audit matter identified by Ernst & Young.

■
Discussed whether the provision of services by Ernst & Young and the fees paid to them for services not related to the audit of the financial statements referred to above, is compatible with maintaining Ernst & Young’s independence.

Recommendation to Include the Financial Statements in the Annual Report
Based upon the Audit Committee’s discussions with management and our independent registered public accounting firm, and the Audit Committee’s review of the audited financial statements, the representations of management and the report of our independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.
The Audit Committee:
Traci M. Dolan, Chair
Sheree L. Bargabos, Member
Frank D. Byrne, M.D., Member
Gabriel L. Shaheen, Member
Steven A. Sonnenberg, Member
March 21, 2022

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Executive
Compensation and
Related Information
This Compensation Discussion and Analysis (“CD&A”) provides a detailed description of our compensation program for our Named Executive Officers (our “NEOs”). It also provides an overview of our executive compensation philosophy, policies and practices, which are designed to achieve our financial, operational and strategic business objectives. For 2021, our NEO’s were:
Name	Position
Mr. Mark Millett	Chairman, President and Chief Executive Officer
Ms. Theresa Wagler	Executive Vice President, Chief Financial Officer and Corporate Secretary
Mr. Russell Rinn	Executive Vice President, Metals Recycling
Mr. Glenn Pushis	Senior Vice President, Special Projects
Mr. Barry Schneider	Senior Vice President, Flat Roll Steel Group
Executive Summary
2021 Business Overview
Our commitment is to the health, safety and well-being of our teams, families, and communities and to meet the needs of our customers. Our culture and our business model positively differentiate our company and performance. We are in a place of strength. We are competitively positioned and focused to deliver long-term value creation for all of our stakeholders.
During 2021, we achieved record financial and operating results at each of our three primary operating platforms. We continue to be differentiated by maintaining our focus on customer supply-chain solutions and value-added products with over 70% of our steel and steel fabrication shipments considered value-added. The graphic below highlights our key achievements in 2021:

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As demonstrated, we believe that our business model and unique operating culture generate strong cash flow through all market cycles  —  based on the low, highly-variable cost structure of our operations, our highly diversified, value-added product offerings and customer supply-chain solutions. The strength of our through-cycle cash generation coupled with a strong capital structure foundation provides the opportunity for continued organic and transactional growth while also providing strong shareholder distributions. We are squarely focused on the continuation of sustainable, optimized value creation.
2021 Shareholder Engagement and Say-on-Pay
At our 2021 Annual Meeting, we conducted a non-binding advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay” vote. Our shareholders approved our NEOs’ compensation with 93% of the votes cast on the proposal voting in favor of our executive compensation program.
Based on strong say-on-pay support and in combination with feedback from our shareholder engagement efforts, the Compensation Committee has retained the program’s emphasis on both short-term annual performance-based incentives that reward our NEOs when we meet certain profitability hurdles and long-term performance-based incentive compensation opportunities that promote the creation of sustainable long-term value for our shareholders.
Consistent with the recommendation of the Board and the preference of our shareholders, as expressed at the 2017 Annual Meeting, to hold advisory say-on-pay votes on the compensation of our NEOs on an annual basis, the Board has decided to continue this policy. Accordingly, following this Annual Meeting (to which this Proxy Statement relates), which will include this year’s (2022) annual advisory say-on-pay vote, the next advisory say-on-pay vote will take place in 2023. The next say-on-frequency vote will take place in 2023.
Strong Compensation Best Practices
We are committed to sound compensation practices that encourage a long-term focus on stakeholder value creation and to sustainability of our resources, as highlighted by the following items:

■	Highly levered company-wide performance-based compensation
■	Strong shareholder say-on-pay support with 93% voting in favor during 2021
■	Robust stock ownership requirements for all executive officers
■	Clawback policy regarding executive compensation
■	“Double-trigger” change-in-control payments and benefits
■	No excise tax gross ups
■	Prohibit hedging and a severe limitation of pledging of Company stock
■	Independent compensation consultant retained by the Compensation Committee
Focus on ESG Metrics in 2022
During 2022, the Compensation Committee will measure and assess a number of environmental, social, and safety metrics for evaluation and potential inclusion as performance measures for influence in our future executive compensation program. Among others, these metrics are expected to align with our focus on safety and our environmental goals, which we published in 2021.
2021 Executive Compensation Decisions
As in prior years, the Compensation Committee made no adjustments to the pre-established metrics or performance measures of any award for 2021.

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The following highlights the key compensation decisions made by the Compensation Committee in 2021:
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Did not increase Mr. Millett’s annual base salary and increased the annual base salaries of our other NEOs by an average of 3%;

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Approved the Annual Incentive Compensation Plan’s (“Annual Plan”) formula-based compensation award for Mr. Millett equal to the maximum award of 350% of his annual base salary, and likewise approved annual incentive compensation awards for our other NEOs ranging from 300% to 350% of their annual base salaries;

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Approved three-year performance share awards (for the period from 2021 to 2023) under our Long-Term Incentive Plan (“LTIP”) for Mr. Millett, having a target grant date fair value of  $2,432,500, and for our other NEOs, having target grant date fair values ranging from $737,500 to $887,500;

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Approved ten-year stock appreciation right awards under our Stock Appreciation Right (“SAR”) Program for Mr. Millett, having a grant date fair value of $1,000,012, and for our other NEOs, having grant date fair values of  $200,008; and

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Approved restricted stock unit (“RSU”) awards for Mr. Millett with grant date fair values of  $1,170,867, and RSU awards for our other NEOs with grant date fair values ranging from $234,881 to $468,459.

What Drives our Program
Compensation Philosophy and Objectives
Our executive compensation program reflects a continuation of the team-oriented entrepreneurial culture upon which the Company was founded and that has contributed to our success. While the type of executive we seek to attract and retain might have the opportunity to work elsewhere at a higher guaranteed base wage, nonetheless, we believe that he or she will want to work for us because of the opportunity to earn a higher multiple of that guaranteed base wage in years in which his or her efforts have contributed to a substantially more profitable year for the Company, our people and our shareholders. Fundamental to this philosophy is the recognition of the central role that teamwork, collaboration, and transparency play in the achievement of this kind of consistent superior financial and operational performance, under all market conditions, both at the executive and operating levels. This philosophy is, reflected at every level of the Company, from our colleagues on the plant floor to corporate and divisional senior leaders.
Both our annual and long-term incentive compensation award opportunities have a common and intentional “pay-for-performance” design. Each program rewards one or more elements important to the interests of the Company, our teams, and our shareholders. Our executive compensation program contains a significant majority of compensation “at risk” and aligns with shareholder interests with clear, objective return metrics that over the long-term drive value creation.
When compared to our steel competitors (as we do in our LTIP), we continue to achieve best-in-class operating and financial performance. Our CEO’s target total direct compensation remains below the 25th percentile of the chief executive officers of the companies included in our compensation peer group.
Principal Elements of Pay
Our philosophy drives the following compensation design principles:
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base salary is fixed, payable in cash, and generally set at or below the competitive market, yet, when combined with the potential from our highly-levered annual incentive compensation plan, aspires to be sufficiently competitive to attract and retain the type of entrepreneurial executives we seek;

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annual incentive compensation should be awarded only after earnings first exceed certain minimum threshold levels established by the Compensation Committee and designed to initially provide a minimum return to shareholders, with annual incentive compensation awards dependent upon additional earnings beyond such minimums, capped, however, at pre-established multiples of base salary;

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long-term incentive compensation should be predominantly performance-based, including awards linked to shareholder returns and with awards measured by how our executives have performed relative to our steel sector competitors over a multi-year period, based on pre-established key financial and operational measures;

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total direct compensation across all market conditions should be market competitive when Company performance so merits, but below market norms when that performance lags; and

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rewards for exemplary individual effort and performance over time should generally be expressed through annual increases in the level of base salary.

Our executive compensation program appropriately balances the use of both absolute and relative performance measures for incentive compensation.

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Pay Mix
The following charts illustrate the 2021 target total direct compensation mix of our Chief Executive Officer and the average for our other NEOs as approved by the Compensation Committee:
The Decision-Making Process (Administration)
Role of the Compensation Committee
The Compensation Committee has responsibility for the development, implementation, monitoring, and oversight of our executive compensation program, as well as responsibility for ensuring that our compensation plans and programs remain consistent with our compensation philosophy. The Compensation Committee annually evaluates and establishes the compensation of our Chief Executive Officer and, with the input of our Chief Executive Officer, the compensation of our other executive officers, including our other NEOs; evaluates and establishes the compensation for the non-employee members of the Board; and reviews and approves all cash and equity-based incentive plans and awards under such plans.
The Compensation Committee meets throughout the year to perform its duties and responsibilities. During 2021, the Compensation Committee held four meetings. From time to time, the Compensation Committee may invite our Chief Executive Officer, our Board Chair, or other executive officers to attend and participate in portions of its meetings, but only Compensation Committee members are present during compensation-related decision-making.
Role of Our Chief Executive Officer
Our Chief Executive Officer supports the work of the Compensation Committee by providing necessary background information and updates on the operations of the Company and the performance of each of our executive officers. Our Chief Executive Officer recommends adjustments to the base salaries, target annual incentive compensation award opportunities, and long-term incentive awards of our executive officers, including our NEOs who report directly to him. He also provides the Compensation Committee with an annual performance evaluation of each executive officer.
The Compensation Committee receives a
recommendation from our Chief Executive Officer as to any proposed adjustment to his own compensation, as well as a self-assessment of his performance for the year under review. However, the Compensation Committee evaluates the performance of our Chief Executive Officer based on the full Board assessment and input, and exercises its judgment as to whether, and to what extent, to adjust his compensation levels and whether to adjust the compensation levels of any of our executive officers.
Role of Compensation Consultant
The Compensation Committee has authority to engage the services of compensation consultants or other advisors, at the Company’s expense, as it deems necessary or appropriate in the discharge of its duties and responsibilities. During 2021, the Compensation Committee engaged the services of Compensia, Inc., a national compensation consulting firm, to provide ongoing executive and director compensation advisory services.
Compensia reports directly to the Compensation Committee. The Compensation Committee may replace

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its compensation consultant or hire additional advisors at any time. Representatives of Compensia attend meetings of the Committee and communicate with the Committee Chair and with management as circumstances warrant. However, all decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee has assessed the independence of Compensia taking into account, among other things, the enhanced independence standards and factors set forth in Exchange Act Rule 10C-1 and the applicable Nasdaq Listing Rules, and concluded that Compensia meets all applicable independence criteria, and that there are no conflicts of interest with respect to the work that Compensia performs for the Compensation Committee.
During 2021, the Company also engaged Pearl Meyer, a national compensation consulting firm, to assist in determining the appropriateness of our compensation peer group, analyze the compensation for our NEOs, and evaluate the compensation of our NEOs against our compensation peer group and the broader market. Compensia reviews and provides input on Pearl Meyer’s work before it is delivered to the Compensation Committee.
Use of Competitive Data
To monitor the competitiveness of our executive officers’ compensation, the Compensation Committee uses a compensation peer group which reflects the pay of executives in comparable positions at similarly-sized companies. This compensation peer group is composed of a cross-section of direct steel competitors as well as companies in related industrial or basic materials sectors. The Compensation Committee reviews the appropriateness of the compensation peer group annually. For our 2021 compensation decisions, the Compensation Committee made no changes to the compensation peer group.
The Compensation Committee used the following compensation peer group as a reference during its compensation deliberations in 2021:
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AGCO Corporation

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AK Steel Holding Corporation

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Commercial Metals Company

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Dover Corporation

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Flowserve Corporation

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Illinois Tool Works Inc.

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Masco Corporation

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Navistar International Corporation

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Newmont Mining Corporation

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Nucor Corporation

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Oshkosh Corporation

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PACCAR Inc

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Parker-Hannifan Corporation

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Reliance Steel & Aluminum Co.

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United States Steel Corporation

We do not believe that it is appropriate to make compensation decisions based strictly upon any type of benchmarking to a peer or other representative group of companies. However, the Compensation Committee does believe that information regarding the compensation practices at other companies is useful in at least two respects. First, the Compensation Committee recognizes that our compensation policies and practices must be competitive in the marketplace to attract and retain executive talent. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation components and of our overall executive compensation program. Peer group information is only one of a number of factors that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

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2021 Executive Compensation Program in Detail
The following describes each component of our executive compensation program and how compensation amounts were determined for our NEOs for 2021.
Base Salary
We use base salaries to provide an essential level of compensation we believe is necessary to recruit and retain the type of entrepreneurial executives we seek to attract, and who are willing to accept such base-level compensation in challenging market conditions, even in situations in which their individual and collective efforts and performance has been outstanding.
The Compensation Committee, in the course of its annual performance review process, considers each executive officer’s position, responsibilities and duties, as well as his or her experience, qualifications, and performance, for purposes of determining whether to adjust his or her base salary. Base salary adjustments are also influenced by the Compensation Committee’s analyses of the base salary levels for executives in comparable positions in the competitive marketplace.
In February 2021, the Compensation Committee reviewed the base salaries of our NEOs, taking into consideration the factors described above, in addition to the recommendation of our Chief Executive Officer. Exercising its judgment and discretion, the Compensation Committee made the following changes to our NEO’s base salaries:
	2020	2021	% Change
Mr. Millett	$1,390,000	$1,390,000	0%
Ms. Wagler	710,000	710,000	0%
Mr. Rinn	590,000	590,000	0%
Mr. Pushis	555,000	590,000	6%
Mr. Schneider	555,000	590,000	6%
Annual Incentive Compensation Plan
Consistent with our compensation philosophy, the majority of the annual compensation opportunity for our NEOs is provided through objectively-determined Company and divisional performance-based incentive compensation awards under the Annual Plan. The Annual Plan has a short-term focus, consistent with our objective of providing annualized incentive compensation linked to Company and/or business unit profits above a pre-established minimum threshold.
In 2021, our broad group of executive officers, including but not limited to our NEOs (a group of 29 individuals) were eligible to participate in the Annual Plan. Each NEO, based on his or her role and responsibilities, was eligible to participate as one of the two broad categories of officers identified in the Annual Plan  —  “Corporate Executive Officer” or “Divisional Executive Officer.” This determines the amount of the maximum award that he or she is eligible to receive, and the determining factors used to calculate that award. Annual incentive compensation awards are determined on February 1 of the year following the year for which the incentive compensation is earned, based upon the Company’s audited results of operations.
The award is first paid in cash with the remainder (up to 100% of base salary for each NEO) awarded in restricted stock. The number of shares of restricted stock issuable to an executive officer, if any is earned, is determined by dividing the dollar amount of the restricted stock component of the award by the closing market price of the Company’s common stock on the last business day prior to February 1. These restricted stock awards vest as to one-third of the shares of the Company’s common stock covered by the award at the time of issuance and as to the remaining two-thirds of the shares covered by the award in equal installments on the first and second anniversaries of the date of issuance.

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The following table highlights the target opportunities as well as the minimum and maximum bonus opportunities for each component of the Annual Plan expressed as a percentage of base salary:
	Target	Corporate Bonus Pool Component	Divisional ROA Bonus Pool Component
Mr. Millett	175%	0% to 350%	N/A
Ms. Wagler	175%	0% to 350%	N/A
Mr. Rinn	175%	0% to 175%	0% to 175%
Mr. Pushis	150%	0% to 120%	0% to 180%
Mr. Schneider	150%	0% to 120%	0% to 180%
Award Measures and Calculations
Corporate Bonus Pool Component
In the case of the Corporate Executive Officers and other corporate level pool participants, their annual incentive compensation award opportunities are based entirely on their participation in the “Bonus Pool” component of the Annual Plan. The size of the Bonus Pool is determined based on company-wide “Adjusted Net Income”, in excess of a pre-determined threshold return on “Average Stockholders Equity” multiplied by a fixed percentage. Both the threshold return and the fixed percentage are set by the Compensation Committee. Adjusted Net Income is defined as consolidated net income, before taxes and extraordinary items, including adjustments for occasional start-up expenses associated with significant capital expenditures or businesses, non-cash asset impairments, and charges associated with refinancing activities. Average Stockholders Equity, which was derived by taking the sum of  “Total Steel Dynamics, Inc. Equity,” as determined by the Company’s balance sheet for the month ended December 31, 2020, and for each month during 2021, and then dividing that amount by 13 was $5.2 billion.
For 2021, the applicable pre-determined threshold return for shareholders was maintained at 10%, as was the fixed percentage of Adjusted Net Income available to the Bonus Pool at 5.5%. The Compensation Committee believes it is essential for the Company’s shareholders to benefit from a minimum return-on-equity (currently set at 10%) before any performance-based compensation begins to accrue through the Annual Plan.
The exclusion from the Bonus Pool of an amount of Average Stockholders Equity component is intended to preserve within the Company a deemed return on equity before any incentive compensation is paid, predicated on Company profits and, consequently, operates as a threshold level of performance that must be exceeded before the Bonus Pool (if any) is determined.
Divisional ROA Bonus Component
In the case of the Divisional Executive Officers and other operational level pool participants, their annual incentive compensation award opportunities are based both on a company-wide performance measure (as determined by the “Bonus Pool” component of the Annual Plan) and on a profitability-based performance measure based upon the profitability of the divisional or business unit under their management, against a calculated return on assets percentage amount referred to as the “Minimum ROA Target.”

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For 2021, the Compensation Committee retained the Minimum ROA Target, which varied by business unit (between 0% and 6%), below which no divisional or business unit profitability-based annual incentive compensation award will be paid. The Compensation Committee also retained a “Maximum ROA Target,” which also varied by business unit (between 20% and 30%), at which level a Divisional Executive Officer would be entitled to receive his or her maximum divisional or business unit annual incentive compensation award. The primary considerations included in determining the Minimum ROA Targets and Maximum ROA Targets were as follows: the amount of capital assets required to operate and maintain the particular division or business unit; the expected financial margin that a specific division or business unit has the opportunity to achieve (in both moderate and exceptional market environments); and the materiality of the contribution that a specific division or business unit may have on the consolidated financial results of the Company.
For 2021, the division or business unit’s performance was measured by calculating that unit’s “Divisional Return on Assets,” using the formula set forth in the Annual Plan, by dividing the sum of  (i) the appropriate division’s pre-tax income for the year, (ii) the amount of certain corporate expenses allocated to that division, and (iii) the amount of incentive compensation award compensation expenses associated with the Annual Plan, by the “Average Divisional ROA Assets” or “Average Divisional Group ROA Assets.”
2021 Annual Incentive Award Earned
The company’s extraordinary results and record earnings resulted in the NEOs meeting the Compensation Committee’s pre-determined 2021 financial metrics for both the Bonus Pool and divisional portions of their annual incentive awards. The NEOs achieved their maximum 2021 annual incentive award opportunities.
The following table summarizes the key components of the 2021 annual incentive awards earned by our NEOs:

	Corporate Bonus Pool - Actual % of Base Salary	Divisional Results - Actual % of Base Salary	% of Actual Base Salary Paid in Cash	% of Actual Base Salary Paid in Restricted Stock
Mr. Millett	350%	N/A	250%	100%
Ms. Wagler	350%	N/A	250%	100%
Mr. Rinn	175%	175%	250%	100%
Mr. Pushis	120%	180%	200%	100%
Mr. Schneider	120%	180%	200%	100%
Further information about the annual incentive compensation awards paid to our NEOs are set forth in the 2021 Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table following this CD&A.
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Long-Term Equity Incentive Compensation
The entirety of long-term incentive compensation is comprised of equity, which directly aligns the interests of our NEOs with those of our shareholders. The Compensation Committee considers a mix of equity types when granting long-term incentives with a significant weight on long-term incentive plan awards.
The Compensation Committee considers the award opportunities for executives in comparable positions in our compensation peer group when determining long-term equity incentive compensation awards. The unique performance criteria for each award type are explained in further detail below. The grant date fair values of each award are as follows:

	LTIP	SARs	RSUs	Total
Mr. Millett	$ 2,432,500	$ 1,000,012	$ 1,170,867	$ 4,603,379
Ms. Wagler	887,500	200,008	468,459	1,555,967
Mr. Rinn	737,500	200,008	237,764	1,175,272
Mr. Pushis	737,500	200,008	234,881	1,172,389
Mr. Schneider	737,500	200,008	234,881	1,172,389
Long-Term Incentive Plan
Consistent with our pay-for-performance compensation philosophy, the LTIP provides long-term incentive compensation opportunities to our NEOs based on our relative financial performance compared against our steel sector competitors. During 2021, each of our NEOs was eligible to participate in the LTIP. The Compensation Committee considers the award opportunities for executives in comparable positions in our compensation peer group when determining annual LTIP awards to grant.
2021 Award Measures and Calculations
For purposes of the 2021 LTIP awards (the “2021 Awards”), the Compensation Committee established four performance measures, to be weighted equally (25% each) to be used throughout the performance period. The Compensation Committee has selected these performance measures for determining the amount of the awards earned because they believe that they are also objective indicators of our ability to execute on our long-term strategic initiatives in a dynamic and volatile global economy and industry. Additionally, the Compensation Committee selected the steel sector competitors which consisted of Cleveland-Cliffs Inc., Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation. These companies were selected because the Compensation Committee determined that they best represent the principal companies within our industry with which we compete for business.

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The performance measures selected for the 2021 Awards were as follows:
Performance Measures	Calculation
Revenue Growth	Total revenue in current performance period minus total revenue in previous performance period divided by total revenue in previous performance period
Operating Margin	Total operating income for the performance period divided by total revenue for the performance period
Cash Flow from Operations as a Percentage of Revenue	Total cash flow from operations for the performance period divided by total revenue for the performance period
After-Tax Return on Invested Capital	Total net income for the performance period divided by total quarterly average equity and debt for the performance period
The amount of a NEO’s target and maximum awards are determined by the Compensation Committee based on a multiple of his or her annual base salary as of the first day of the performance period (for example, January 1). This value is then converted into a target and maximum number of shares of the Company’s common stock, using the closing market price at the close of business on the first day of the performance period. Generally, awards will be granted during February of each year.
In the case of the 2021 Awards, for each performance measure, the award payout with respect to that measure has a range from zero to 100% of the maximum number of shares awarded, subject to further review during the time allotted for determination for each subsequent award, based on the Company’s ranking for that measure as compared to the steel sector comparator group:
If the ranking is	Then the payout is
1st or 2nd	100%
3rd	60%
4th	40%
5th or 6th	0%
The performance measures and comparator group were established by the Compensation Committee within the first 90 days of the three-year performance period. Any shares of the Company’s common stock earned pursuant to the 2021 Awards will vest at the time the amount of the award payout is determined (approximately mid-March of the year following the completion of the three-year performance period).

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2021 LTIP Awards Granted
The 2021 Awards were granted to the NEOs with a three-year performance period (2021 to 2023) with targeted multiples of annual base salary, a targeted number of shares of the Company’s common stock, targeted award values, a maximum number of shares of the Company’s common stock that could be earned, and maximum award values that could be earned as summarized in the following table:
Name	Targeted Multiple of Annual Base Salary	Target Number of Shares	Target Award Value	Maximum Number of Shares	Maximum Award Value
Mr. Millett	175%	66,426	$2,432,500	132,851	$4,865,000
Ms. Wagler	125%	24,236	887,500	48,471	1,775,000
Mr. Rinn	125%	20,140	737,500	40,279	1,475,000
Mr. Pushis	125%	20,140	737,500	40,279	1,475,000
Mr. Schneider	125%	20,140	737,500	40,279	1,475,000
Further information about these awards are set forth in the 2021 Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table following this CD&A.
2019 LTIP Awards Earned
The following chart illustrates our performance with respect to each of the applicable performance measures versus the steel sector competitors under the 2019 LTIP award earned for the three-year performance period ended December 31, 2021:
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The number of shares of the Company’s common stock earned with respect to the 2019 Awards that were eligible to be earned for the three-year performance period from 2019 to 2021 was determined in March 2022. As a result of the Company’s performance in each of the four areas of performance measures (equally weighted) relative to the performance of the steel sector competitors (Commercial Metals Company, Nucor Corporation, TimkenSteel Corporation and United States Steel Corporation), the award payout was calculated to be 90% of the maximum potential number of shares granted. This resulted in 139,656 shares of the Company’s common stock being earned by Mr. Millett, 50,247 shares earned by Ms. Wagler, 42,120 shares earned by Mr. Rinn, 38,794 shares earned by Mr. Pushis and 38,794 shares earned by Mr. Schneider.
SARs
During 2021, the Compensation Committee granted SAR awards to our NEOs further aligning their long-term incentive opportunity with the long-term interests of our shareholders. The Compensation Committee considers award opportunities for the executives in comparable positions in our compensation peer group when determining the size of the annual SARs awards to grant.
The SARs have a ten-year term and a three-year graduated vesting schedule, such that one-third of shares of the Company’s common stock subject to the awards will vest (become exercisable) 12 months following the date of grant, and, thereafter, 1/24th of the remaining shares subject to the awards will vest monthly in equal installments, contingent upon each NEO’s continued employment with the Company on the applicable vesting date. The exercise price of the SARs was equal to 100% of the fair market value of the shares of the Company’s common stock using the closing market price of the Company’s common stock on the last business day prior to the grant date. When exercised, the Company will pay the recipient an amount at settlement only in cash, subject to mandatory tax withholdings, equal to the product of the appreciation value of the SAR multiplied by the number of exercised SARs.
Further information about these awards are set forth in the 2021 Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table following this CD&A.
RSUs
The Company, since its initial public offering, has provided regular equity-based awards, currently in the form of an RSU award for shares of the Company’s common stock, at prescribed award levels, to all full-time, non-union, U.S. colleagues, including our NEOs. These RSU awards are granted on November 21st of each year, using the closing market price of the Company’s common stock on the last business day prior to that date. Eligible colleagues are granted an annual RSU award for shares of the Company’s common stock, which are subject to a two-year time-based vesting requirement, which commences on the date of grant. In November 2021, pursuant to this company-wide program, the Compensation Committee granted RSUs to Mr. Millett with a grant date fair value of  $87,029 and to our other NEOs with grant date fair values ranging from $50,541 to $69,610.
In February 2021, the Compensation Committee also granted RSUs to our NEOs with a longer vesting schedule, vesting 1/3 after two years, 1/3 after three years and 1/3 after four years to Mr. Millett with a grant date fair value of  $1,083,838 and to our other NEOs with grant date fair values ranging from $168,154 to $401,131. Beginning in 2019, the Compensation Committee began granting awards to senior leadership with longer vesting schedules to provide a more meaningful and effective retention incentive, and further develop a competitive and balanced compensation package.
Further information about these awards are set forth in the 2021 Summary Compensation Table and the 2021 Grants of Plan-Based Awards Table following this CD&A.
Other Programs, Policies and Guidelines
Welfare, Health and Other Benefits; Perquisites and Other Personal Benefits
The welfare and health benefits received by our NEOs are provided on the same general terms as to all our full-time colleagues. In 2021, the Company paid the premiums associated with term life insurance for Mr. Millett with a benefit amount equal to $900,000. In 2021, no NEO received $10,000 or more in perquisites. Perquisites or other personal benefits are not a significant component of our executive compensation program.

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Profit-Sharing and Retirement Savings Plan
We have established a Profit Sharing and Retirement Savings Plan for eligible colleagues, including our NEOs, which is a “qualified plan” for federal income tax purposes. For 2021, under the plan, we allocated to eligible plan participants $360 million which was based on 8% of our consolidated pre-tax income, excluding noncontrolling interests and other items (the “profit-sharing pool”). The profit-sharing pool is used to fund the plan, which includes a separate cash profit sharing allocation that may be paid in March of the following year. For 2021, the amounts allocated to each of our NEOs, based on the profit-sharing pool and the cash profit sharing allocation was $130,051.
Additionally, we match 401(k) contributions with a minimum match of 10% and a maximum match of 50% based on a company-wide return on assets calculation. For 2021, the amounts for our NEOs based upon the Company’s average matching percentage during the year of 31% of his or her individual contributions, ranged from $5,068 to $6,229, including a matching contribution of  $5,068 to our Chief Executive Officer, Mr. Millett.
Post-Employment Compensation
Unrelated to Change in Control
Even though we do not have written employment agreements with our NEOs, we have operated under an informal policy that presumes an initial two calendar year term of employment, at the applicable base salary rate. Pursuant to this policy, absent an actual termination of employment or the delivery of a notice of non-renewal by the Company on or before October 1 of a given year (at which time he or she would still have 15 months remaining of his or her employment term), that individual’s employment term, at his or her then-current annual base salary, would be deemed to have been extended for one additional calendar year.
Under this policy, employment is “at will” and we may terminate the employment of a NEO or give notice of non-renewal without regard to cause. If termination of employment or a notice of non-renewal occurs or is delivered prior to October 1, that individual’s term of employment will extend only to the end of the calendar year following the then current year. If neither termination of employment occurs nor delivery of a notice of non-renewal occurs by October 1, that individual’s term of employment will extend to the end of the second calendar year following that October 1. Depending upon when, during the calendar year, a termination of employment or notice of non-renewal occurs, if at all, our NEOs may have a guaranteed remaining employment term, at his or her current annual base salary, of not less than 15 months nor more than 27 months.
Related to Change in Control
The Company has adopted a “double trigger” Change in Control Protection Plan (the “CIC Plan”), applicable only to our designated NEOs, which provides for specified payments and benefits to our NEOs in the event of a change in control of the Company, accompanied by an involuntary termination of employment, without “cause” by the Company, or for “good reason” by the executive officer, within the period of six months prior to or 24 months following the change in control of the Company. For purposes of the CIC Plan, the terms “change in control,” “cause,” and “good reason” are defined in the plan.
The payments and benefits provided under the CIC Plan are intended to ensure that in the event of a proposed change in control of the Company, our senior executive officers remain focused upon the pending transaction. The Board believes that providing our senior executive officers with transitional compensation protection if their employment ends as a result of a change in control encourages them to act in the best interests of the Company and our shareholders by eliminating personal concerns and uncertainties he or she might otherwise have concerning his or her future employment. The Board further believes that these payments and benefits offer a fair reward for hard work and value creation, assist in retaining our senior executive officers during a time of transition, and provide incentives for them to remain with the Company during periods of uncertainty.
For a summary of the material terms and conditions of the CIC Plan, as well as an estimate of the potential payments and benefits payable to our NEOs under the CIC Plan, see “Potential Payments Upon Termination or Change in Control” below.

Steel Dynamics, Inc. | 2022 Proxy Statement   57

Compensation Recovery Policy
We have adopted a Compensation Recovery Policy that provides that in the event that the Company is required to restate its financial results, whether based upon fraud or other financial misconduct attributed to an executive officer and in the further event that any bonus or incentive-based compensation is found to have been based, in whole or in part, upon causative misconduct the Company, after taking into account all applicable factors, is required to take such action as it deems appropriate to recoup from and require reimbursement of any bonus or incentive compensation awarded, paid or otherwise payable to the executive officer, to the extent that the amount was affected by the misconduct or restatement. The recoupment must be initiated within three years following the restatement, and the amount subject to recoupment is limited to the difference between the amount of the bonus or incentive-based compensation actually awarded, paid or payable to the executive officer and the amount that would have been awarded, paid or payable to the executive officer had the financial results been appropriately reported.
This policy (a) applies to any executive officer, including any NEO, covered by and eligible to receive bonus or incentive-based compensation under any Company plan or program that awards such compensation based, in whole or in part, on company-wide, divisional or plant-level earnings results, and (b) will be deemed incorporated into and made a part of the terms and conditions of employment applicable to each covered executive officer.
Equity Ownership Policy for our Executive Officers
We maintain an equity ownership policy for our executive officers. Under this policy, they are required to own and hold shares of the Company’s common stock with a fair market value as follows:

Named Executive Officer	Requirement
Chief Executive Officer	No less than five times base salary
Chief Financial Officer	No less than three times base salary
Executive Vice President	No less than two and one half times base salary
Senior Vice Presidents	No less than two and one half times base salary
The Compensation Committee reviews compliance with the policy annually and requires that the specific ownership levels be met within five years of becoming an executive officer. As of December 31, 2021, each of our NEOs had met his or her specific ownership level requirement. Our Chief Executive Officer, Mr. Millett, is a top 15 shareholder of the Company and owns 1.5% of our outstanding common stock.
58   2022 Proxy Statement | Steel Dynamics, Inc.

Hedging and Pledging of Company Securities
Directors and NEOs may neither engage in any short-term trading in or short-selling of shares of the Company’s common stock, nor may they purchase, sell or otherwise trade in any publicly traded or other options with respect to the Company’s common stock. In addition, they are prohibited from engaging in any hedging transactions or similar monetizing activities involving shares of the Company’s common stock. Our policy also prohibits the acquisition or maintenance of the Company’s shares in a brokerage margin account. Subject to a limited exception set forth in the Policy, including a requirement for pre-approval by the Audit Committee and subject to strict guidelines discouraging any pledging, establishing a limit on the number of shares pledged, requiring demonstration of the pledgor’s ability to retire the loan without the need to liquidate the pledged shares, and, in any event, inhibiting any foreclosure sale during blackout periods, our policy prohibits the use of shares of the Company’s common stock as collateral to secure a loan.
Deductibility of Executive Compensation
The Company’s federal income tax deduction for compensation paid to our chief executive officer, chief financial officer and any other executive officer whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such individual being among the three highest compensated executive officers for the tax year, and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016 (the “covered employees”) are limited to $1.0 million per taxable year for each such covered employee, as a result of the Tax Cuts and Jobs Act of 2017 (the “Act”). Although loss of deductibility for such excess compensation results in an increased cost to the Company, the Compensation Committee believes, and believes that our shareholders support the philosophy, that performance-based compensation best aligns our executive officers with long-term shareholder interests, and that such performance-based compensation should be paid, even if non-deductible.
This has guided the Company’s compensation system from inception and is predicated on the notion that individuals will deliver maximum effort and achieve exemplary results when motivated by a compensation system that establishes goals and rewards outstanding performance when such goals are achieved, as measured by objective criteria.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to calculate the grant date fair value of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for his or her award.
Report of the Compensation Committee
The Compensation Committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussion, has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.
The Compensation Committee:
Gabriel L. Shaheen, Chair
Sheree L. Bargabos, Member
Kenneth W. Cornew, Member
James C. Marcuccilli, Member
Bradley S. Seaman, Member
Luis M. Sierra, Member
March 21, 2022

Steel Dynamics, Inc. | 2022 Proxy Statement   59

COMPENSATION
TABLES
60   2022 Proxy Statement | Steel Dynamics, Inc.

2021 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of our NEOs for the years ended December 31, 2021, 2020 and 2019.
Name and Principal Position (a)	Year (b)	Salary (c)	Stock Awards1 (e)	Option Awards2 (f)	Non-Equity Incentive Plan Compensation3 (g)	All Other Compensation4 (i)	Totals5 (j)
Mark D. Millett Chairman, President and Chief Executive Officer	2021	$1,390,000	$4,993,421	$1,000,012	$3,475,000	$141,485	$10,999,918
	2020	1,390,000	5,072,526	1,000,005	3,475,000	39,094	10,976,625
	2019	1,350,000	4,112,527	1,731,633	3,375,000	45,951	10,615,111
Theresa E. Wagler Executive Vice President, Chief Financial Officer and Corporate Secretary	2021	710,000	2,066,004	200,008	1,775,000	137,041	4,888,053
	2020	710,000	2,055,115	200,001	1,775,000	30,286	4,770,402
	2019	680,000	1,718,033	280,805	1,700,000	38,967	4,417,805
Russell B. Rinn Executive Vice President Metals Recycling	2021	590,000	1,565,275	200,008	1,475,000	135,903	3,966,186
	2020	590,000	1,236,808	200,001	1,475,000	32,685	3,534,494
	2019	570,000	1,123,448	234,005	1,425,000	41,588	3,394,041
Glenn A. Pushis Senior Vice President Special Projects	2021	590,000	1,562,392	200,008	1,180,000	135,981	3,668,381
	2020	555,000	1,157,903	200,001	1,110,000	32,470	3,055,374
	2019	525,000	1,057,657	140,403	1,050,000	41,588	2,814,648
Barry T. Schneider Senior Vice President Flat Roll Steel Group	2021	590,000	1,562,392	200,008	1,180,000	135,905	3,668,305
	2020	555,000	1,157,903	200,001	1,110,000	32,066	3,054,970
	2019	525,000	1,057,657	140,403	1,050,000	38,967	2,812,027
1 The amounts reported in this column for 2021 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2021 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,865,000 in the case of Mr. Millett, $1,775,000 in the case of Ms. Wagler, $1,475,000 in the case of Mr. Rinn, $1,475,000 in the case of Mr. Pushis and $1,475,000 in the case of Mr. Schneider. The amounts reported in this column for 2020 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2020 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,865,000 in the case of Mr. Millett, $1,775,000 in the case of Ms. Wagler, $1,475,000 in the case of Mr. Rinn, $1,387,500 in the case of Mr. Pushis and $1,387,500 in the case of Mr. Schneider. The amounts reported in this column for 2019 include the grant date fair value of the performance share awards grant pursuant to the LTIP, grant date fair value of the restricted stock awards earned under the Annual Plan and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures. The amounts reported for the 2019 performance share awards are based on the probable outcome at the grant date, which we estimated to be 50% of the maximum award values, and which were $4,725,000 in the case of Mr. Millett, $1,700,000 in the case of Ms. Wagler, $1,425,000 in the case of Mr. Rinn, $1,312,500 in the case of Mr. Pushis and $1,312,500 in the case of Mr. Schneider. Our methodology and rationale for the incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan, Long-Term Incentive Plan, RSUs and SARs sections of the CD&A. For a discussion of the assumptions, if any, used in determining the grant date fair value of the stock awards reported in this column, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2022.
2 The amounts reported in this column represent the grant date fair values of the SAR awards, excluding the effect of estimated forfeitures. For 2021, we estimated the fair value of the SARs awards on the date of grant using the Black-Scholes option valuation model assuming an estimated life of 6.5 years, a risk-free interest rate of 1.0%, a dividend yield of 2.3% and an expected volatility of 38%.
3 The amounts reported in this column include the amounts paid to our NEOs under the Annual Plan. The amounts were paid for services performed during the indicated fiscal year but paid in the subsequent fiscal year. Our methodology and rationale for the annual incentive compensation paid to our NEOs is described in the Annual Incentive Compensation Plan section of the CD&A.
4 The amounts reported in this column for 2021 include insurance premiums of $5,604 for Mr. Millett and Company matching and profit sharing contributions to the Company’s Profit Sharing and Retirement Savings Plan. The amounts reported in this column also include the cash portion of the profit-sharing allocation made pursuant to the Company’s Profit Sharing and Retirement Savings Plan paid in March 2022 for services performed during the previous fiscal year.
5 Column (d), Bonus, and column (h), Change in Pension Value and Nonqualified Deferred Compensation Earnings, have been omitted, as none of our NEOs received any such compensation during any of the covered fiscal years.
Steel Dynamics, Inc. | 2022 Proxy Statement   61

2021 Grants of Plan-Based Awards Table
The following table presents, for each of our NEOs, information concerning each plan-based award of cash or equity made during 2021. This information supplements the information about these awards set forth in the 2021 Summary Compensation Table.
			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name (a)	Award Type	Grant Date (b)	Threshold ($) (c)	Target ($)[1] (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#)[2] (g)	Maximum (#) (h)	All Other Stock Awards: Num- ber of shares of stock or units (#) (i)	All other option awards: number of securities under- lying options (#) (j)	Exercise or base price of option awards ($/sh) (k)	Grant Date Fair Value of Stock Awards3 (l)
Mark D. Millett	Annual Plan		$—	$2,432,500	$4,865,000
	Profit Sharing			97,343
	LTIP	02/24/2021				—	66,426	132,851				$2,432,500
	SARS	02/24/2021								77,828	$42.83	1,000,012
	RSU	02/25/2021							26,517			1,083,838
	RSU	11/21/2021							1,379			87,029
Theresa E. Wagler	Annual Plan		—	1,242,500	2,485,000
	Profit Sharing			98,504
	LTIP	02/24/2021				—	24,236	48,471				887,500
	SARS	02/24/2021								15,566	$42.83	200,008
	RSU	02/25/2021							9,814			401,132
	RSU	11/21/2021							1,103			67,327
Russell B. Rinn	Annual Plan		—	1,032,500	2,065,000
	Profit Sharing			97,368
	LTIP	02/24/2021				—	20,140	40,279				737,500
	SARS	02/24/2021								15,566	$42.83	200,008
	RSU	02/25/2021							4,114			168,154
	RSU	11/21/2021							1,103			69,610
Glenn A. Pushis	Annual Plan		—	885,000	1,770,000
	Profit Sharing			97,379
	LTIP	02/24/2021				—	20,140	40,279				737,500
	SARS	02/24/2021								15,566	$42.83	200,008
	RSU	02/25/2021							4,510			184,340
	RSU	11/21/2021							828			50,541
Barry T. Schneider	Annual Plan		—	885,000	1,770,000
	Profit Sharing			97,370
	LTIP	02/24/2021				—	20,140	40,279				737,500
	SARS	02/24/2021								15,566	$42.83	200,008
	RSU	02/25/2021							4,510			184,340
	RSU	11/21/2021							828			50,541
1 The amounts reported in this column reflect the target annual incentive compensation for 2021 pursuant to the Annual Plan which are not awarded or paid until February 2022, as well as the cash portion of the Company’s Profit Sharing and Retirement Savings plan. For the Annual Plan, a portion of the actual amount earned during 2021 was paid in cash with the remainder in shares of restricted stock in amounts of $1,390,054 for Mr. Millett, $710,045 for Ms. Wagler, $590,011 for Mr. Rinn, $590,011 for Mr. Pushis and $590,011 for Mr. Schneider.
2 The amounts reported in this column reflect the targeted LTIP granted in the form of performance share awards for shares of the Company’s common stock. The 2021 Awards were granted to all NEOs with a performance period of three years. These shares will vest at the time the award payout is determined in March 2024. The amounts reported in the “Grant Date Fair Value of Stock Awards” column in the same row reflect the grant date fair value of the performance share awards based on the target number of shares.
3 The amounts reported in this column represent the grant date fair value of the performance share awards grant pursuant to the LTIP, the grant date fair value of the SARs granted under the 2015 Plan, and the grant date fair value of the RSU awards granted under the 2015 Plan, excluding the effect of estimated forfeitures.
62   2022 Proxy Statement | Steel Dynamics, Inc.

2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of our NEOs, information regarding SARs and stock awards held as of December 31, 2021. The market value of the shares of the Company’s common stock reflected in the table is based upon the market price per share on the last trading day of 2021 (which was $62.07).
		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexer- cised Op- tions (#) Exercis- able1(b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able2(c)	Option Exer- cise Price ($)(e)	Option Expira- tion Date (f)	Grant Date	Num- ber of shares or units of stock that have not vested (#)3(g)	Market value of shares or units of stock that have not vested ($) (h)	Equity in- centive plan awards: Number of unearned shares, units or other rights that have not vested (#)4 (i)	Equity incen- tive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Mark D. Millett	02/11/19	35,973	10,275	$35.76	02/11/29	02/17/17	25,725	$1,596,751
	02/20/20	32,888	57,536	29.13	02/20/30	02/03/20	15,060	934,774
	02/24/21	—	77,828	42.83	02/24/31	02/20/20			71,968	$4,467,054
						02/01/21	27,040	1,678,373
						02/24/21			66,426	4,123,062
						02/25/21	26,517	1,645,910
						02/01/22	16,691	1,036,010
Theresa E. Wagler	02/11/19	5,838	1,652	35.76	02/11/29	02/17/17	10,108	627,404
	02/20/20	6,584	11,499	29.13	02/20/30	02/03/20	7,586	470,863
	02/24/21	—	15,566	42.83	02/24/31	02/20/20			26,258	1,629,834
						11/21/20	14,185	880,463
						02/01/21	13,812	857,311
						02/24/21			24,236	1,504,329
						02/25/21	9,814	609,155
						11/21/21	1,103	68,463
						02/01/22	8,526	529,209
Russell B. Rinn	02/11/19	5,560	1,377	35.76	02/11/29	02/17/17	8,782	545,099
	02/20/20	6,584	11,499	29.13	02/20/30	02/03/20	2,353	146,051
	02/24/21	—	15,566	42.83	02/24/31	02/20/20			21,820	1,354,367
						02/01/21	4,849	300,977
						02/24/21			20,140	1,250,090
						02/25/21	4,114	255,356
						02/01/22	7,084	439,704
Steel Dynamics, Inc. | 2022 Proxy Statement   63

		Option Awards				Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexer- cised Op- tions (#) Exercis- able1(b)	Number of Securities Underlying Unexercised Options (#) Unexercis- able2(c)	Option Exer- cise Price ($)(e)	Option Expira- tion Date (f)	Grant Date	Num- ber of shares or units of stock that have not vested (#)3(g)	Market value of shares or units of stock that have not vested ($) (h)	Equity in- centive plan awards: Number of unearned shares, units or other rights that have not vested (#)4 (i)	Equity incen- tive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (j)
Glenn A. Pushis	02/11/19	3,336	826	35.76	02/11/29	02/17/17	3,480	216,004
	02/20/20	6,584	11,499	29.13	02/20/30	02/03/20	2,905	180,313
	02/24/21	—	15,566	42.83	02/24/31	02/20/20			20,526	1,274,049
						11/21/20	7,093	440,263
						02/01/21	4,578	284,156
						02/24/21			20,140	1,250,090
						02/25/21	4,510	279,936
						11/21/21	828	51,394
						02/01/22	7,084	439,704
Barry T. Schneider	02/11/19	3,336	826	35.76	02/11/29	02/17/17	3,480	216,004
	02/20/20	6,584	11,499	29.13	02/20/30	02/03/20	2,905	180,313
	02/24/21	—	15,566	42.83	02/24/31	02/20/20			20,526	1,274,049
						11/21/20	7,093	440,263
						02/01/21	4,578	284,156
						02/24/21			20,140	1,250,090
						02/25/21	4,510	279,936
						11/21/21	828	51,394
						02/01/22	7,084	439,704
1The amounts reported in this column reflect the number of shares of the Company’s common stock exercisable under the SARs program.
2The amounts reported in this column reflect the number of shares of the Company’s common stock unexercisable under the SARs program.
3The amounts reported in this column reflect the number of shares or units under long-term equity incentive compensation plans with the remaining vesting periods as outlined below:
Grant Date	Award Type	Remaining Vesting
02/17/17	LTIP	2 months
02/03/20	Annual Plan	1 month
11/21/20	RSUs	for 1 year, for 2 years, for 3 years
02/01/21	Annual Plan	1∕2 for 1 month and 1∕2 for 1 year
02/25/21	RSUs	for 1 year, for 2 years, for 3 years
11/21/21	RSUs	2 years
02/01/22	Annual Plan	1∕2 for 1 year and 1∕2 for 2 years
4The amounts reported in this column reflect the target number of shares pursuant to the LTIP for the 2020 and 2021 Awards with performance periods of three years.
64   2022 Proxy Statement | Steel Dynamics, Inc.

2021 Option Exercises and Stock Vested Table
The following table presents, for each of our NEOs, the number of shares of the Company’s common stock and the corresponding value realized during 2021 with respect to SARs that were exercised and restricted stock units and restricted stock awards that vested, during the year.
	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (c)1	Number of Shares Acquired on Vesting (#) (d)2	Value Realized on Vesting (e)3
Mark D. Millett	537,298	$14,482,597	258,422	$15,480,565
Theresa E. Wagler	110,021	3,111,758	106,202	6,246,947
Russell B. Rinn	93,574	1,809,506	81,792	4,882,115
Glenn A. Pushis	52,349	728,707	63,305	3,978,653
Barry T. Schneider	52,349	873,714	63,070	3,967,517
1 The amounts reported in this column represent the number of shares of the Company’s common stock on exercise of SARs during 2021, multiplied by the difference between the price of the Company’s common stock on the exercise date at the time each individual executed and the exercise price for each SAR.
2 The amounts reported in this column represent the number of shares of the Company’s common stock subject to restricted stock awards that vested during 2021.
3 The amounts reported in this column represent the number of shares of the Company’s common stock subject to restricted stock units and restricted stock awards that vested on dates during 2021 multiplied by the closing market price of the Company’s common stock on the date prior to each corresponding vesting date.
2021 Pension Benefits
We did not maintain any defined benefit pension or other actuarial plan for our NEOs during 2021.
2021 Nonqualified Deferred Compensation
We did not maintain any nonqualified defined contribution or other deferred compensation plans or arrangements for our NEOs during 2021.
Potential Payments Upon Termination or Change in Control
Termination of Employment Unrelated to Change in Control
We operate under an informal policy that presumes an original two calendar year term of employment for our NEOs, at each individual’s annual base salary. Pursuant to this policy, absent the delivery of a notice of non-renewal by October 1 of any subsequent year (at which time he or she would have still have 15 months remaining of his or her original two-year employment term), an individual’s term of employment, at his or her then-current annual base salary, would be deemed sequentially extended for an additional one calendar year term. A timely notice of non-renewal may be delivered with or without cause.
Termination of Employment Related to a Change in Control
The CIC Plan provides for specified payments and benefits to our NEOs in the event of a “Change in Control Termination” by the Company, involving a Change in Control, accompanied by an involuntary termination of employment, without “cause” by the Company, or for “good reason” by our NEO, within the period of six months prior to or 24 months following the Change in Control. For purposes of the CIC Plan, the key defined terms are as follows:

Steel Dynamics, Inc. | 2022 Proxy Statement   65

■
“Change in Control” means (a) the acquisition of stock ownership of more than 50% of the total voting power, (b) a merger or consolidation in which the Company is not the surviving entity, subject to certain limited conditions, (c) a reverse merger (where the Company is the surviving entity, subject to certain limited conditions), or (d) the sale, transfer or disposition (other than to one or more subsidiaries of the Company) of all or substantially all of the assets of the Company.

■
“Cause” means (a) gross negligence or willful misconduct; (b) a willful and material violation of a state or federal law, which, if publicly known, would injure the Company’s business or reputation; (c) a refusal or willful failure to comply with any specific lawful direction, order, policy, or procedure; (d) conviction (or the entry of a nolo contendere plea) of a felony, or of a misdemeanor that would have a material adverse effect on the Company’s goodwill or commercial relationships, or (e) the substantial and continuing willful refusal, post-transaction, to perform duties ordinarily performed by an employee in the same position, pre-transaction.

■
“Good Reason” means a resignation, associated with a Change in Control, within 30 days following any of the following events: a significant reduction, post-transaction, in the executive officer’s pre-transaction duties, authority, responsibilities, or reporting relationships (other than the mere occurrence, as such, of the Change in Control event itself), or the continued assignment, after due notice of objection, to that executive officer of such reduced duties, authority, responsibilities, or reporting relationships.

The payments and benefits that our NEOs would be eligible to receive are as follows:
■
Acceleration in full, so as to become immediately and completely vested, or acceleration of any applicable deferred settlement dates (subject in all cases to applicable holding periods), of any and all outstanding and unvested stock options, LTIPs, SARs, RSU awards or any other equity-based securities or similar incentives.

■
In the case of our Chief Executive Officer, currently the only “Tier One” executive officer designated by the Compensation Committee, a lump sum cash payment equal to two times his highest base salary in effect as of the termination date, plus two times the greater of his target annual bonus or average actual bonus for the prior two years under the Annual Plan. In the case of our other NEOs, currently designated “Tier Two” executive officers, a lump sum cash payment equal to one and one-half times his or her highest base salary in effect as of the termination date, plus one and one-half times the greater of his or her target annual bonus or average actual bonus for the prior two years under the Annual Plan.
In the case of both Tier One and Tier Two executive officers, the amount payable is less any amounts to which that individual may otherwise be entitled under any statutory or Company long-term or short-term disability plan, or by reason of any other plans, policies, or practices of the Company that, if and to the extent triggered and implemented, would result in benefit payments, on the occasion of a termination of employment without cause, unrelated to a Change in Control event.
■
If our NEO elects benefits continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 following termination of employment, payment of the full cost of such benefits (either directly to the executive officer or to the appropriate carrier or administrator at the Company’s election) for the lesser of  (a) 24 months or (b) until such time as he or she becomes eligible for reasonably comparable health care benefits from a subsequent employer.

66   2022 Proxy Statement | Steel Dynamics, Inc.

Potential Payments Upon Termination or Change in Control Table
The following table sets forth the estimated payments and benefits that we would have been required to make if the employment of any of our NEOs were to have been terminated on December 31, 2021 under the various triggering events described above.
Name	Benefit	Termination without Cause or for Good Reason1	Death2	Termination without Cause or for Good Reason in Connection with Change in Control
Mark D. Millett	Lump sum cash payment	$2,780,000	$—	$9,730,000
	Accelerated vesting of unvested equity awards		15,481,934	15,481,934
	Continuation of health care benefits			25,817
Theresa E. Wagler	Lump sum cash payment	1,420,000	—	3,727,500
	Accelerated vesting of unvested equity awards		7,177,030	7,177,030
	Continuation of health care benefits			11,790
Russell B. Rinn	Lump sum cash payment	1,180,000	—	3,097,500
	Accelerated vesting of unvested equity awards		4,291,644	4,291,644
	Continuation of health care benefits			30,978
Glenn A. Pushis	Lump sum cash payment	1,180,000	—	2,602,500
	Accelerated vesting of unvested equity awards		4,415,908	4,415,908
	Continuation of health care benefits			37,546
Barry T. Schneider	Lump sum cash payment	1,180,000	—	2,602,500
	Accelerated vesting of unvested equity awards		4,415,908	4,415,908
	Continuation of health care benefits			30,978
1 The amounts reported in this column assume a remaining employment term of 24 months, at our NEO’s then-current annual base salary. Depending upon the date of notice of non-renewal or termination, however, the actual remaining employment term could be as short as 15 or as long as 27 months.
2 Our NEOs participate in the group term life insurance program with cash benefits expected to be equal to two times his or her base salary in effect as of the termination date. A portion of the aggregate death benefits is currently self-funded by the Company. Potential death payments assume the Compensation Committee approves of acceleration of outstanding equity awards. Acceleration is not automatic.
Steel Dynamics, Inc. | 2022 Proxy Statement   67

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, and in accordance with applicable SEC interpretive guidance, we are providing the following information about the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee, as of December 31, 2021. This ratio is a reasonable estimate, calculated in a manner consistent with SEC rules.
Our principal executive officer is Mr. Mark Millett, Chairman, President and Chief Executive Officer. Mr. Millett had annual total compensation of  $10,999,918 in 2021, as reported in the 2021 Summary Compensation Table. Our median employee’s annual total compensation in 2021 was $126,721. Therefore, we estimate that Mr. Millett’s annual total compensation for 2021 was 87 times that of our median employee.
To identify our median compensated individual, we analyzed the compensation of all part time and full time employees of the Company and its consolidated subsidiaries, which amounted to 10,729 individuals, as of December 31, 2021. The compensation of permanent employees who did not work for the entire year has been annualized. The Company’s consistently applied compensation measure was total annual gross compensation paid to all employees for the Company’s last completed fiscal year 2021. We then utilized the same rules which we apply to the calculation of total compensation of the Company’s NEOs, as reflected in the Summary Compensation Table to determine the annual total compensation of our median employee.

68   2022 Proxy Statement | Steel Dynamics, Inc.

Proposal No. 3	Advisory Vote to Approve the Compensation of the Named Executive Officers
We are asking our shareholders to approve the compensation paid to our NEOs for 2021, as disclosed in this Proxy Statement. This vote, which is sometimes referred to as a “say-on-pay vote,” is required by the federal securities laws. The vote is advisory only, and, accordingly is not binding on the Company, the Board or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board will nonetheless carefully consider the outcome of the vote when making future compensation decisions.
At the 2021 Annual Meeting, the Company’s “say-on-pay” proposal with respect to our 2021 executive compensation program was approved with 93% of the votes cast in favor of the compensation of our NEOs. Accordingly, we carried our long-standing compensation philosophy and pay practices materially unchanged into 2021.
During 2022, the Compensation Committee will measure and assess a number of environmental, social, and safety metrics for evaluation and potential inclusion as performance measures for influence in our future executive compensation program. Among others, these metrics are expected to align with our focus on safety and our environmental goals, which we published in 2021.
As described in the preceding CD&A, the Company continues to primarily rely upon two performance-based incentive compensation programs, the Annual Plan and long-term equity incentive compensation awards. Together, they provide over 84% of our Chief Executive Officer’s and over 79% of our average named executive officer’s target total direct compensation opportunities and effectively implement our “pay-for-performance” philosophy. These principal pay components provide a straightforward and balanced approach to identifying, assessing and rewarding executive performance.
We encourage you to read the CD&A which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2021. Our executive compensation program is designed to reward performance in a simple and effective way, encouraging our executive team to operate as a high-performing team, focusing on long-term value creation.
The entire Steel Dynamics team achieved record performance during 2021. We achieved numerous milestones and performed at the top of our industry both operationally and financially. Most importantly, we did it safely, operating better than key industry benchmarks. We achieved record steel shipments of 11.2 million tons and record steel fabrication shipments of 789,000 tons with 2021 consolidated revenues at $18.4 billion. We achieved record earnings at each of our three primary operating platforms which resulted in record consolidated operating income of  $4.3 billion and record consolidated net income of  $3.2 billion.

Steel Dynamics, Inc. | 2022 Proxy Statement   69

The Board believes that our executive compensation program and compensation-related risk mitigation policies and practices effectively align our NEOs’ interests with those of our shareholders in the pursuit of long-term value creation through exemplary performance.
Accordingly, the Board is requesting your approval, on an advisory basis, of the following resolution:
“RESOLVED, that the shareholders of Steel Dynamics, Inc. approve, on an advisory basis, the compensation for 2021 paid to the Named Executive Officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2021 Summary Compensation Table and the other related tables, and the accompanying narrative set forth in this Proxy Statement.”
The Board of Directors recommends a vote FOR the approval of the compensation of the Named Executive Officers.

Other Matters
We do not intend to bring any other matters before the Annual Meeting, nor are we aware of any other matters that are to be properly presented to the Annual Meeting by others. If another matter does properly come before the Annual Meeting or any adjournments thereof, then, depending upon the nature of the issue and if within the scope of their authority, it is the intention of the persons named in the Proxy to vote such Proxy in accordance with their best judgment on such matter.

Fort Wayne, Indiana
March 21, 2022
By Order of the Board of Directors
Mark D. Millett
Chairman, President and Chief Executive Officer

70   2022 Proxy Statement | Steel Dynamics, Inc.

7575 WEST JEFFERSON BLVD. FORT WAYNE, IN 46804TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: SCAN TOVIEW MATERIALS & VOTEVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/04/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/04/2022. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following:1.Election of Directors Nominees ForWithholdFor AllTo withhold authority to vote for anyAllAllExceptindividual nominee(s), mark “For AllExcept” and write the number(s) of thenominee(s) on the line below.000 01Mark D. Millett02Sheree L. Bargabos03Keith E. Busse04Kenneth W. Cornew05Traci M. Dolan06James C. Marcuccilli07Bradley S. Seaman08Gabriel L. Shaheen09Luis M. Sierra10Steven A. Sonnenberg11Richard P. Teets, Jr.TheBoard of Directors recommends you vote FOR proposals 2 and 3.ForAgainstAbstain2TO APPROVETHE APPOINTMENT OF ERNST & YOUNG LLP AS STEEL DYNAMICS INC.'S INDEPENDENT REGISTERED PUBLIC000ACCOUNTINGFIRM FOR THE YEAR 20223TO HOLD ANADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS000NOTE: Unless otherwise directed, this proxy will be voted "FOR" the nominees listed in Proposal 1, and "For"Proposals 2 and 3.R1.0.0.24 1 _ 0000544141 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX]DateSignature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.comSTEEL DYNAMICS, INC.Solicited on Behalf of the Board of Directors forSteel Dynamics, Inc.'s Annual Stockholders MeetingMark D. Millett or Theresa E. Wagler are appointed proxies, with the power of substitution, to vote all of the undersigned's shares held of record March 11, 2022, at STEEL DYNAMICS, INC.'s May 5, 2022 Annual Meeting of Stockholders at 9:00 A.M. Eastern Time in the Fort Wayne Country Club, 5221 Covington Road, Fort Wayne, Indiana, 46804 (or at any adjournment thereof) on all matters set forth in Steel Dynamics, Inc.'s Year 2022 Proxy Statement, as set forth on the reverse side.PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.Please sign exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.R1.0.0.242 _ 0000544141Continued and to be signed on reverse side